November 5, 2019

To Our Fellow Shareholders:

We are pleased to report on our performance for the third quarter of 2019. For details regarding our financial and operating results, please see our third quarter earnings release and supplemental information, which follow this letter.

Over the last three months, we continued to make progress recycling capital through asset sales, stabilizing our operating portfolio, completing our Under Construction assets, and advancing entitlements for a substantial portion of our Future Development Pipeline, including the submission of plans to Arlington County for the development of approximately 2.6 million square feet of space in National Landing. In addition, we have made significant progress preparing to break ground on Amazon’s new headquarters, which we expect to occur in the first half of 2020.

In accordance with our primary goal of maximizing long-term net asset value (NAV) per share, we have aggressively pursued capital recycling opportunities where we can source capital at or above our estimated NAV to create balance sheet capacity for future development and opportunistic acquisitions when the cycle turns. Since the inception of JBG SMITH in 2017, we have sold or recapitalized $1.3 billion of assets, including assets currently under contract, and we have invested the related proceeds in deleveraging and internal development opportunities. In addition, we continue to advance the entitlement of non-income producing assets in our 14.6 million square foot Future Development Pipeline (excluding the pending Amazon land sales). We believe that entitling these land assets de-risks our position, enabling us to either put them into production ourselves or monetize them through sales, recapitalizations, or ground leases to third parties.

As we continue to entitle and advance our Future Development Pipeline, we intend to focus new investment on the most accretive opportunities, whether those are internal development or new acquisitions. Timing of the real estate cycle is also critical, given the importance of preserving balance sheet capacity for potentially accretive acquisition opportunities that will almost certainly arise when the cycle turns.

Key Entitlements in the Future Development Pipeline
Not surprisingly, our Amazon-proximate development opportunities in National Landing, which total 6.9 million square feet and account for approximately 65% of unencumbered developable land in the submarket, are our most likely near-term internal investment opportunities. The 6.9 million square feet includes 1900 Crystal Drive and RiverHouse Apartments, which we submitted for entitlement earlier this year, and together comprise approximately 1.9 million square feet of multifamily development opportunities. In addition, we recently submitted plans for five multifamily buildings and one office building, totaling approximately 2.6 million square feet. The multifamily

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buildings are 2000 and 2001 South Bell Street (formerly 2001 Richmond Highway), 223 23rd Street, and the two-building 2525 Crystal Drive; the office asset is 2300 Crystal Drive.

These projects will enable us to capitalize on future residential and office demand in National Landing and will also serve a critical role in our broader submarket repositioning strategy. In addition to their impact on the overall built environment of the neighborhood, many of these projects will also include ground floor retail - a critically important component to our successful placemaking efforts. Our current plans for these new developments would increase the square footage of existing street-level retail by approximately three and a half times, with an emphasis on experiential retailers and eater-tainment uses, including restaurants, bars, fitness, and neighborhood-serving shops.

We intend to sequence these deliveries to align with Amazon-related demand, although we currently do not anticipate commencing office developments without a meaningful pre-lease. All of these planned new buildings will be located within a ½ mile of the Crystal City Metro and Amazon’s new headquarters.

Amazon’s New Headquarters at National Landing
We continued to advance the design and entitlement of Amazon’s new headquarters. In May, Amazon submitted its plans to Arlington County for approval of two new office buildings, totaling 2.1 million square feet on the Metropolitan Park land sites. We are serving as the developer, property manager, and retail leasing agent for Amazon. Amazon’s plans also call for 1.1 acres of new public open space designed to accommodate a dog park, recreation areas, farmers markets, and other community uses.

In September, Amazon hosted a career day for opportunities at its new headquarters with more than 5,000 attendees. Based on initial hiring and roles currently open, the fastest-growing teams are AWS, Amazon Devices, and Amazon’s Consumer business (amazon.com E-commerce). These divisions house significant engineering talent at Amazon, which we believe will be critical to the creation of a rich and vibrant technology ecosystem in National Landing, similar to that of South Lake Union in Seattle. According to the Memorandum of Understanding

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with the Commonwealth of Virginia, Amazon is expected to hire 400 employees by the end of 2019 and an additional 1,180 employees by the end of 2020.

Washington, DC Market Update

Office Update
The region’s job and office absorption growth for the first nine months of the year is largely a result of the strength of a thriving Northern Virginia. 61% of the region’s average annual year-to-date job growth (24,000 jobs) was concentrated in Northern Virginia, driving 91% of the net absorption in the overall market. While we believe job growth across the region is beginning to normalize to the area’s historic long-term average of approximately 40,000 jobs per year, the disproportionate share of job growth concentrated in Northern Virginia speaks to its strength as an economic engine. This strength is largely attributable to a focus on technology both by the private sector and the government, as well as a robust and transparent defense contracting environment. Overlay more than $20 billion of soon-to-be-awarded federal government IT contracts and the yet unquantified Amazon impact, and the runway for the market’s future growth appears long.

Supply and demand fundamentals in Northern Virginia are moving in a positive direction - particularly along the Metro corridor between the tech-talent clusters of National Landing and Reston. Based on current leasing activity in Northern Virginia, and before any significant Amazon follow-on demand, JLL predicts that the 14 Metro-proximate large blocks of space (contiguous blocks of 100,000 square feet or greater) on the market today will narrow to just seven. Further limiting supply is the speculative delivery environment, with only approximately 895,000 square feet of planned speculative deliveries, totaling just 1% of the market. Given that the bulk of the region’s demand is being realized in a market with limited supply, there are favorable conditions for rent growth in the most desirable locations, even while Northern Virginia’s overall vacancy rate remains relatively high at 18% as of the third quarter. The contradiction between a high vacancy rate and selective pockets of rent growth continues to highlight the difference between desirable and undesirable locations. Locations with high-quality, walkable amenities continue to outperform, almost irrespective of the level of distress in locations that lack these attributes. JLL continues to maintain its view that National Landing rents have exhibited significant growth since last year, quoting third quarter rents that are 17% above fourth quarter 2018 levels and nearly on par with rents in the Rosslyn-Ballston Corridor - a return to historical parity between those two markets. While existing buildings have seen a lift in the brokerage statistics, JLL also reports that rents for new construction trophy assets in National Landing are now on par with those in other core Northern Virginia submarkets like the Rosslyn-Ballston Corridor, Reston, and Tysons Corner. While we have not seen enough office trades to judge the impact of these improved fundamentals on investor demand, we expect to see increased interest and pricing.

Despite improving fundamentals in Northern Virginia, the outlook in downtown DC remains less sanguine. Net absorption for the first nine months of the year remains nearly zero, with 3.1 million square feet delivered and another 4.5 million square feet still under construction, only 53% of which is pre-leased. For several quarters we have predicted that continued trophy oversupply and tenant preference for amenity-rich, emerging markets would put pressure on the commodity Class A sector, which would, in turn, put pressure on the Class B market. We have started to see that phenomenon play out with JLL reporting a recent decline in commodity Class A vacancy and a

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corresponding uptick in Class B vacancy. This trend signals that the pricing spread between Class A and Class B has narrowed to a point where Class B tenants are making the jump to better-quality product. This movement also indicates that, after protracted vacancy, many commodity Class A buildings are beginning to drop their rents or increase concessions to a level at which they will lease. In many cases, pricing is far below what was underwritten by the most recent buyers and is often achieved only after significant capital investment. On an overall basis, we expect to see continued elevated concessions across all classes in DC proper. Emerging office submarkets continue to be a bright spot, with approximately 853,000 square feet of positive absorption versus approximately 728,000 of negative absorption in the balance of DC, according to JLL.

Despite muted investor activity in DC proper during the first half of the year, JLL reported an acceleration of closings in the third quarter totaling $2.1 billion, bringing total volume for the first nine months of the year to just over $3.4 billion. The acceleration was likely driven by a desire to close ahead of the increased DC transaction tax on commercial properties, which went into effect on October 1. Despite this uptick, 2019 volume is likely still on track to finish below 2017 and 2018 levels. Closings through the third quarter have been driven by high-net-worth and domestic buyers, with foreign capital remaining largely on the sidelines. There are too few data points to show any definitive movement in pricing across the market, with the notable exception of the recent sale of 815 Connecticut Avenue, a well-leased trophy building, priced at a low-5% cap rate, which is above the 24-month trophy average of 4.8%. This pricing could be indicative of the impact that depressed fundamentals and a thinning buyer pool are having on the investment sales market, but it is too early to tell whether this will be a lasting trend.

Multifamily Update
On the multifamily front, we continue to be encouraged by strong fundamentals across the region. Expected deliveries in 2020 and 2021 combined (approximately 15,000 units) are roughly on par with the 2014 single year peak of 15,000 deliveries. We believe that the shrinking pipeline is particularly impactful in the DC emerging markets where same store Class A market rent growth year-over-year was 2.9%, with stabilization taking 16 months on average, for buildings delivered since 2015. As a reminder, our DC multifamily investments are concentrated in those submarkets. In the Ballpark submarket, growth has been rapid - more than 5,000 units have delivered over the last 10 years bringing with them over 300,000 square feet of new retail, including two full-service grocers. This supply growth was significant, but still fell short of demand, as evidenced by consistent rental rate increases over this period. As amenity and population growth continue in these emerging markets, we maintain our belief in the eventual convergence of emerging market rents with mature markets. As of the third quarter, we have seen the spread between emerging and mature market rents narrow by over 13% in buildings delivered since 2015.

Despite strong fundamental gains in downtown emerging markets, investor interest in multifamily remains concentrated in suburban product with nearly 70% of transactions for the first nine months of the year concentrated outside the urban markets. Downtown Class A trades are rare and competitively priced, with average cap rates of 4.6% over the past 36 months. Arlington is a similar environment with trailing 36-month cap rates averaging 4.3%. That said, we have seen a substantial uptick in investor interest post-Amazon, which has driven cap rates below 4% on the most recent trades.

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Operating Portfolio

Our 11.0 million square foot operating commercial portfolio (at share) generated $231 million of annualized NOI and was 90.2% leased and 86.8% occupied as of the end of the third quarter. During the quarter, we completed 36 office lease transactions, totaling 243,000 square feet (at share), including 235,000 square feet in our operating portfolio and 8,000 square feet in our Under Construction portfolio. For second-generation leases, the rental rate mark-to-market was positive 2.2% on a cash basis. As we have mentioned in the past, our mark-to-market will vary from quarter-to-quarter depending on the leases that we sign. Our performance this quarter is primarily driven by favorable renewals with both GSA and private market tenants.

As expected, our same store NOI decreased 8.4% across our operating portfolio during the third quarter, predominately related to the blend-and-extend lease renewals we executed in 2017 and 2018. These early blend-and-extend lease renewals significantly de-risk our DC commercial assets at a time of increasing supply and downturn risk, as well as enhance our ability to sell or recapitalize assets on a more attractive basis. We continue to expect that the concessions associated with these early blend-and-extend lease renewals will result in negative same store NOI growth through the end of 2019. As the free rent in these leases burns off, we expect the temporary decline in NOI to reverse, resulting in positive same store NOI growth in 2020.

As an example of follow on demand from industry sectors not historically active in National Landing, during the third quarter, we signed an 8,000 square foot lease with the University of Maryland at 241 18th Street South in National Landing. This lease was driven partly by a desire to locate near Amazon, and the University plans to utilize the space to create a ‘Discovery Center’, which will foster innovation and collaboration among UMD students and faculty, National Landing residents and businesses, and area alumni. The National Landing location is scheduled to open in the fall of 2020.

Our operating multifamily portfolio, comprising approximately 4,537 units (at share), generated $82 million of annualized NOI and ended the third quarter at 96.5% leased and 94.9% occupied.  We saw particularly strong performance at 1221 Van Street in the Ballpark and WestEnd25 in the West End.

Given the highly publicized management and capitalization troubles surrounding WeWork, we thought it would be helpful to address our approach to coworking. At a high level, we believe that coworking providers serving small businesses and individuals provide landlords with access to new segments of market demand. On the other hand, larger format (typically whole building) enterprise coworking inserts a directly competitive provider between landlords and their primary customers. While coworking makes up only 0.4% of the overall Washington DC Metro market (according to Costar), and our overall exposure to coworking is relatively small, we believe that having the ability to offer flexible space in our buildings attracts fast-growing tenants and provides existing customers with valuable flexibility for which they are willing to pay a premium. As these tenants grow, we want to be the landlord of choice as they enter the next phase of their growth and seek a more traditional, long-term lease. For these reasons, we think flexible workspace providers are an effective component of any larger office market ecosystem.

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As such, we approach coworking providers in a manner that is consistent with our strategy to complement our existing offerings.

We have nine coworking locations with seven different providers, totaling 525,000 square feet across our portfolio (at share), including the WeLive location in National Landing. This amount comprises only 3.5% of our total operating portfolio by square footage and 4.0% by rental revenue. WeWork and WeLive together account for 2.5% of our total operating square footage and 2.8% of our rental revenue. Thus far all of these locations have performed well, but as we do with any commercial tenant, when we sign leases with coworking and flexible space providers, we focus on lease security and downside protection. Due to their credit profile and relatively short operating history, we have required our co-working tenants as a group to provide us with significantly more lease security than non-coworking tenants in our portfolio.

Development Portfolio

Our development portfolio consists of eight assets totaling 1.9 million square feet (at share) currently under construction and a Future Development Pipeline totaling 18.7 million square feet. Of the 1.9 million square feet in our Under Construction portfolio, 1.1 million square feet is multifamily and 800,000 square feet is commercial, which is 85.2% pre-leased.

Under Construction
At the end of the third quarter, our eight assets under construction all had guaranteed maximum price construction contracts in place. These assets have weighted average estimated completion and stabilization dates of the second quarter of 2020 and the third quarter of 2021, respectively, with a projected NOI yield based on Estimated Total Project Cost of 6.4%. As a reminder, this yield includes Central District Retail, our anchor investment in National Landing, which we believe will substantially benefit all of our holdings in the submarket.

In the third quarter, we completed construction on West Half, a 465-unit multifamily asset in the Ballpark submarket of Washington, DC. The building is located immediately in front of Nationals Stadium, the home of the 2019 World Series Champions (Go Nats!), adjacent to 1221 Van Street, and includes 42,000 square feet of retail. The building has had a strong start and is already 22.4% leased as of the end of October, after delivering in August. This asset will move into our recently delivered operating multifamily portfolio next quarter.

Near-Term Development
We do not have any assets in the Near-Term Development pipeline as of the end of the third quarter. As a reminder, we only place assets into our Near-Term Development Pipeline when they have substantially completed the entitlement process and when we intend to commence construction within 18 months, subject to market conditions. Once our current plans are approved by Arlington County, we expect to place 1900 Crystal Drive into our Near-Term Development pipeline and commence construction in 2020.

Future Development Pipeline
Our Future Development pipeline comprises 18.7 million square feet, with an Estimated Total Investment per square foot of approximately $38.50. Approximately 78% of this pipeline is within a 20-minute rush hour commute of

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National Landing, in the submarkets that we believe will most directly benefit from Amazon’s future growth. At the end of the third quarter, 58.9% of this pipeline was in National Landing, 18.6% was in DC, 13.9% was in Reston, and the remaining 8.6% was in other Virginia and Maryland submarkets. Our DC holdings are concentrated in the fast-growing emerging submarkets of Union Market and the Ballpark, and our Reston holdings include one of the best development sites on the Metro, adjacent to Reston Town Center.

Of the 18.7 million square feet in our Future Development Pipeline: 4.1 million square feet is under contract for sale to Amazon; 3.6 million square feet is fully entitled; 4.2 million square feet has been submitted to Arlington County for approval; and the remaining 6.8 million square feet is zoned for our planned use, but not yet fully entitled. Of the 11 million square feet requiring final entitlements, 6.9 million square feet is in National Landing, excluding the land under contract for sale to Amazon.

Third-Party Asset Management and Real Estate Services Business

Our share of revenue from our third-party asset management and real estate services business was $18.9 million in the third quarter, primarily driven by $6.8 million in development fees, $5.4 million in property management fees, and $3.5 million in asset management fees. The portion of total revenues associated with the JBG Legacy Funds was $6.9 million (approximately 36.2% of total third-party revenue). The Funds continued to focus on disposing of assets in accordance with their underlying business plans. We expect the fees from retaining management and leasing of sold assets, the Amazon-related fees that we expect to receive, and other third-party fee income streams to more than offset the wind down of the JBG Legacy Fund business over the next several years. In addition, any fee income associated with the Washington Housing Initiative will be reflected in the third-party asset management and real estate services business.

Capital Allocation

Acquisitions
Given aggressive pricing across asset classes, we remain cautious on the acquisition front. That said, to fulfill our like-kind exchange needs, we expect to be active multifamily buyers in the emerging growth submarkets where we are already concentrated. We have identified the exchange candidate for the proceeds from the sale of the Metropolitan Park land sites to Amazon.  We have agreed (subject to customary closing conditions) to acquire F1RST Residences, a 325-unit multifamily asset in the Ballpark submarket of Washington, DC, with 21,472 square feet of street level retail, for a purchase price of approximately $160.5 million. The building is located one block from 1221 Van Street and West Half, our other multifamily holdings in the Ballpark submarket.  The multifamily portion of the building was 95.4% occupied as of September 30, 2019.  We expect to close this transaction by the end of 2019. We expect the sale of the Pen Place land to Amazon to close in 2021, and we intend to seek a like-kind exchange for the proceeds from that sale. We expect the acquisitions from these two like-kind exchanges to generate a combined $15 million of annualized NOI.

Dispositions
As we announced earlier this year, we continue to seek capital recycling opportunities where we can source capital at or above our estimated NAV, and we are targeting approximately $400 million of asset sales and recapitalizations

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in 2019.  We have entered into firm contracts (subject to customary closing conditions) for $294 million for the sale of land to Amazon. As noted above, we expect to execute on like-kind exchanges with the proceeds from these land sales. In addition, we closed on the sale of 1600 K Street for $43 million during the third quarter. We are currently in the market with an additional $375 million of assets, however, given the uncertain investment sales climate and our demanding expectations as a seller, there can be no assurance that we will close these potential sale transactions.

We believe we are sufficiently capitalized to execute on our near-term growth plans while continuing to preserve ample balance sheet capacity. We will continue to be opportunistic asset sellers where we can source capital at or above our estimated NAV, and we are likely to seek like-kind exchanges for some of these asset sales. Our near-term goal is to continue to accrue investment capacity for Amazon-proximate development opportunities and future acquisition opportunities that are likely to arise when the cycle turns.

Balance Sheet

As of September 30, 2019, we had $230.1 million of cash ($237.3 million of cash at share), $1.1 billion available under our credit facility, and over $750 million of expected multifamily borrowing capacity from our Operating multifamily assets and our Under Construction multifamily assets. Our Net Debt/Total Enterprise Value was 22.9%, using our share price at September 30, 2019, and our Net Debt/Adjusted EBITDA was 5.3x. Given that these leverage metrics include the debt incurred to date to develop our eight Under Construction assets, but none of the estimated NOI from those assets, we believe Net Debt/Total Enterprise Value is the most meaningful measure to evaluate our leverage. Our long-term leverage targets remain unchanged at 25% to 35% Net Debt/Total Enterprise Value and between 6x and 7x Net Debt/Adjusted EBITDA, with peak levels in the mid-8x’s during periods of more active development. Based on these long-term leverage targets, we believe that our plans to execute on the development of 1900 Crystal Drive and the other planned multifamily developments in National Landing are not dependent upon any further asset sales or capital transactions (public or private). This puts us in a strong position to be purely opportunistic in how we allocate capital and fund our growth going forward.

We have a well-laddered debt maturity profile. As of September 30, 2019, our weighted average interest rate was 4.19% and our average debt maturity was 3.7 years, with approximately $352 million (at share) coming due in the next two years. Consistent with our strategy to finance our business primarily with non-recourse, asset-level financing, 85.0% of our consolidated and unconsolidated debt is property-level mortgage debt, of which only approximately $8.3 million is recourse to JBG SMITH. Our debt was 88.0% fixed rate, and we have caps in place for 68.0% of our floating rate debt.

Environmental, Social, and Governance

In September, we achieved a 4-star rating from the Global Real Estate Sustainability Benchmark (GRESB) in the 2018 Real Estate Assessment, ranking fifth among 29 global participants with mixed-use office and multifamily portfolios. We outperformed our peer group average by 8 points with an overall score of 80. In addition, we were awarded the 2019 Global Sector Leader for the Diversified - Office/Residential sector designation. Each year GRESB assesses and benchmarks the environmental, social, and governance (ESG) performance of real assets

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worldwide and monitors the sector’s progress toward global sustainability goals. GRESB assessments are guided by what investors and the industry consider to be material issues in the sustainability performance of real asset investments. These goals are aligned with international reporting frameworks such as the Global Reporting Initiative (GRI) and the Principles for Responsible Investing (PRI).

Earlier this month we closed on another round of funding for the Washington Housing Initiative Impact Pool, bringing the total to $93.7 million, which includes a $9.1 million commitment from JBG SMITH. We launched the Washington Housing Initiative (WHI) in partnership with the Federal City Council to preserve or build up to 3,000 units of affordable workforce housing in the Washington, DC region over the next decade. The WHI consists of a third-party non-profit, the Washington Housing Conservancy, and the Impact Pool, the JBG SMITH managed financing component of the WHI. The Impact Pool has a targeted size of $150 million, of which we expect to contribute up to 9.75%.

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We are now almost one year past the announcement of Amazon HQ2 and the launch of the Virginia Tech Innovation Campus, both based in National Landing, surrounded by assets that comprise over half of our company. Since that time, our team has worked tirelessly to position JBG SMITH to capitalize on the tidal wave of growth that we expect to follow. The planned investment of over $7 billion within such a small geography is almost unprecedented, and we are working as hard as ever to ensure that we make the most of it. With a strong balance sheet, an enviable tailwind of growth drivers, and a portfolio tailor-made to capitalize on the coming demand, we are incredibly excited about the future of our company. At the same time we keep a weather eye focused on late cycle risks, and we believe that our aggressive selling, early tenant renewals, recent deleveraging, and concentration in one of the world’s most recession resilient markets puts us in an incredibly strong position when the real estate cycle turns again.
We appreciate the continued strong interest in our company and our strategy and, as always, we encourage you to come visit our real estate and spend time with our team.  We remain focused on the significant opportunities in front of us, and we will continue to work hard to maintain your trust and confidence.

W. Matthew Kelly
Chief Executive Officer

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FOR IMMEDIATE RELEASE
CONTACT
Jaime Marcus
SVP, Investor Relations and Corporate Communications
(240) 333-3643
jmarcus@jbgsmith.com
JBG SMITH ANNOUNCES THIRD QUARTER 2019 RESULTS

Chevy Chase, MD (November 5, 2019) - JBG SMITH (NYSE: JBGS), a leading owner and developer of high-quality, mixed-use properties in the Washington, DC market, today filed its Form 10-Q for the quarter ended September 30, 2019 and reported its financial results.
Additional information regarding our results of operations, properties and tenants can be found in our Third Quarter 2019 Investor Package, which is posted in the Investor Relations section of our website at www.jbgsmith.com.
Third Quarter 2019 Financial Results

•	Net income attributable to common shareholders was $9.4 million, or $0.06 per diluted share.

•	Funds From Operations (“FFO”) attributable to common shareholders was $45.6 million, or $0.34 per diluted share.

•	Core Funds From Operations (“Core FFO”) attributable to common shareholders was $58.7 million, or $0.44 per diluted share.

Nine Months Ended September 30, 2019 Financial Results

•	Net income attributable to common shareholders was $31.2 million, or $0.23 per diluted share.

•	FFO attributable to common shareholders was $120.2 million, or $0.93 per diluted share.

•	Core FFO attributable to common shareholders was $157.4 million, or $1.22 per diluted share.

Operating Portfolio Highlights

•	Annualized Net Operating Income (“NOI”) for the three months ended September 30, 2019 was $313.2 million, compared to $322.0 million for the three months ended June 30, 2019, at our share.

•	The operating commercial portfolio was 90.2% leased and 86.8% occupied as of September 30, 2019, compared to 90.3% and 86.0% as of June 30, 2019, at our share.

•	The operating multifamily portfolio was 96.5% leased and 94.9% occupied as of September 30, 2019, compared to 98.0% and 95.0% as of June 30, 2019, at our share.

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Executed approximately 243,000 square feet of office leases at our share in the third quarter, comprising approximately 90,000 square feet of new leases and approximately 153,000 square feet of second generation leases, which generated a 4.7% rental rate increase on a GAAP basis and a 2.2% rental rate increase on a cash basis.

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Executed approximately 1.4 million square feet of commercial leases at our share during the nine months ended September 30, 2019, comprising approximately 765,000 square feet of new leases and approximately

658,000 square feet of second generation leases, which generated a 5.0% rental rate increase on a GAAP basis and a 0.3% rental rate increase on a cash basis. The new leases include leases totaling approximately 585,000 square feet to date at four office buildings in our National Landing portfolio executed by Amazon.com, Inc. ("Amazon") in conjunction with the establishment of their additional headquarters. In March 2019, we executed three initial leases with Amazon totaling approximately 537,000 square feet at three of our existing office buildings in National Landing. These three initial leases encompass approximately 88,000 square feet at 241 18th Street South, approximately 191,000 square feet at 1800 South Bell Street and approximately 258,000 square feet at 1770 Crystal Drive. We expect Amazon to begin moving into 241 18th Street South and 1800 South Bell in 2019 and 1770 Crystal Drive by the end of 2020. In April 2019, we executed a lease with Amazon for an additional approximately 48,000 square feet of short-term office space at 2345 Crystal Drive in National Landing. Amazon took occupancy of the space at 2345 Crystal Drive during the second quarter of 2019 and moved its first employees into National Landing.

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Same Store Net Operating Income (“SSNOI”) at our share decreased 8.4% to $72.0 million for the three months ended September 30, 2019, compared to $78.6 million for the three months ended September 30, 2018. SSNOI decreased 9.5% to $217.7 million for the nine months ended September 30, 2019, compared to $240.5 million for the nine months ended September 30, 2018. The decrease in SSNOI for the three months ended September 30, 2019 is largely attributable to increased rental abatements, rent reductions and an increase in assumed lease liability payments. The lease renewals we executed in 2017 and 2018 have reduced our NOI in 2019, primarily due to free rent associated with these early renewals. Excluding the impact of any future capital recycling activity, as the free rent in these leases burns off and our under construction assets deliver, we expect our NOI to grow and surpass 2018 levels by the second half of 2020. The reported same store pools as of September 30, 2019 include only the assets that were in service for the entirety of both periods being compared.

Development Portfolio Highlights
Under Construction

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During the quarter ended September 30, 2019, there were eight assets under construction (four commercial assets and four multifamily assets), consisting of 821,099 square feet and 1,298 units, both at our share.

•	During the quarter ended September 30, 2019, we completed construction of West Half, a 465-unit multifamily asset located in the Ballpark submarket of Washington, DC.

Near-Term Development

•	As of September 30, 2019, there were no assets in near-term development.

Future Development Pipeline

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As of September 30, 2019, there were 40 future development assets consisting of 18.7 million square feet of estimated potential density at our share, including the 4.1 million square feet held for sale to Amazon.

Third-Party Asset Management and Real Estate Services Business
For the three months ended September 30, 2019, revenue from third-party real estate services, including reimbursements, was $34.6 million. Excluding reimbursements and service revenue from our interests in consolidated and unconsolidated real estate ventures, revenue from our third-party asset management and real estate services business was $18.9 million, of which $6.8 million came from development fees, $5.4 million came from property management fees, $3.5 million came from asset management fees, $2.0 million came from leasing fees, $0.4 million came from construction management fees and $0.9 million came from other service revenue.

Balance Sheet

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We had $1.7 billion of debt ($2.0 billion including our share of debt of unconsolidated real estate ventures) as of September 30, 2019. Of the $2.0 billion of debt at our share, approximately 88% was fixed-rate and rate caps were in place for approximately 67% of our floating rate debt.

•	The weighted average interest rate of our debt at share was 4.19% as of September 30, 2019.

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At September 30, 2019, our total enterprise value was approximately $7.6 billion, comprising 149.3 million common shares and units valued at $5.9 billion and debt (net of premium / (discount) and deferred financing costs) at our share of $2.0 billion, less cash and cash equivalents at our share of $237.3 million.

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As of September 30, 2019, we had $230.1 million of cash and cash equivalents on a GAAP basis ($237.3 million of cash and cash equivalents at our share), $1.1 billion of capacity under our credit facility, and an unencumbered multifamily borrowing base of approximately $756.0 million, including our Under Construction multifamily assets.

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Net Debt to Annualized Adjusted EBITDA at our share for the three and nine months ended September 30, 2019 was 5.3x and 5.6x and our Net Debt / Total Enterprise Value was 22.9% as of September 30, 2019.

Financing and Investing Activities

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Amended our credit facility to extend the delayed draw period of our Tranche A-1 Term Loan to July 2020 and reduce the interest rate of the Tranche A-2 Term Loan 40 basis points to LIBOR plus 1.15% effective as of July 17, 2019.

•	Closed on the sale of 1600 K Street, an 83,000 square foot commercial asset located in Washington DC, for $43.0 million.

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Agreed, subject to customary closing conditions, to acquire F1RST Residences, a 325-unit multifamily asset in the Ballpark submarket of Washington, DC with approximately 21,000 square feet of street level retail, for a purchase price of approximately $160.5 million. The multifamily portion of the building is 95.4% occupied as of September 30, 2019. We expect the transaction to close by the end of 2019. We intend to use F1RST Residences as a replacement property in a like-kind exchange for the expected proceeds from the sale of Metropolitan Park to Amazon.

Dividends
In October 2019, our Board of Trustees declared a quarterly dividend of $0.225 per common share, payable on November 29, 2019 to shareholders of record as of November 14, 2019.
About JBG SMITH
JBG SMITH is an S&P 400 company that owns, operates, invests in and develops a dynamic portfolio of high-quality mixed-use properties in and around Washington, DC. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the Capital region, including National Landing where it now serves as the exclusive developer for Amazon’s new headquarters. JBG SMITH’s portfolio currently comprises 20.6 million square feet of high-quality office, multifamily and retail assets, 98% at our share of which are Metro-served. It also maintains a robust future pipeline encompassing 18.7 million square feet of mixed-use development opportunities. For more information on JBG SMITH please visit www.jbgsmith.com.

Forward Looking Statements
Certain statements contained herein may constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results of JBG SMITH Properties (“JBG SMITH”, the “Company”, "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximate”, "hypothetical", "potential", “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this earnings release. We also note the following forward-looking statements: our anticipated dispositions and like-kind exchanges, our indicated annual dividend per share and dividend yield, annualized net operating income; in the case of our construction and near-term development assets, estimated square feet, estimated number of units and in the case of our future development assets, estimated potential development density. Expected key Amazon transaction terms and timeframes for closing, planned infrastructure improvements related to Amazon's additional headquarters; the economic impacts of Amazon's additional headquarters on the DC region and National Landing; our development plans related to Amazon's additional headquarters; the expected accretion to our net asset value ("NAV") as a result of the Amazon transaction and our future NAV growth rate; in the case of our Amazon lease transaction and our new development opportunities in National Landing, the total square feet to be leased to Amazon and the expected net effective rent, estimated square feet, estimated number of units, the estimated construction start and occupancy dates, estimated incremental investment, projected NOI yield; and in the case of our future development opportunities, estimated potential development density. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see “Risk Factors” and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements after the date hereof.
We are reiterating the assumptions in our estimated NOI bridge and the potential estimated NAV impact from Amazon in National Landing, which can be found in our Spring 2019 Investor Day presentation on our website at http://investors.jbgsmith.com/presentations.

Pro Rata Information
We present certain financial information and metrics in this release “at JBG SMITH Share,” which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, “real estate ventures”) as applied to these financial measures and metrics. Financial information “at JBG SMITH Share” is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset’s financial information. “At JBG SMITH Share” information, which we also refer to as being “at share,” “our pro rata share” or “our share,” is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.
We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers’ share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.
With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers’ interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP “at JBG SMITH Share” financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.
Non-GAAP Financial Measures
This release includes non-GAAP financial measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH’s management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH’s financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this earnings release. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies. In addition to "at share" financial information, the following non-GAAP measures are included in this release:
Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and Adjusted EBITDA
Management uses EBITDA and EBITDAre, non-GAAP financial measures, as supplemental operating performance measures and believes they help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). EBITDAre is computed in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, gains on sales of real estate and impairment losses of real estate, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.
“Adjusted EBITDA,” a non-GAAP financial measure, represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as transaction and other costs, gain (loss) on the extinguishment of debt, distributions in excess of our investment in unconsolidated real estate ventures, gain on the bargain purchase of a business, lease liability adjustments and share-based compensation expense related to the

Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.
Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results.
Funds from Operations ("FFO"), Core FFO and Funds Available for Distribution (“FAD")
FFO is a non-GAAP financial measure computed in accordance with the definition established by NAREIT in the NAREIT FFO White Paper - 2018 Restatement issued in 2018. NAREIT defines FFO as “net income (computed in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity."
"Core FFO" represents FFO adjusted to exclude items (net of tax) which we believe are not representative of ongoing operating results, such as transaction and other costs, gains (or losses) on extinguishment of debt, gain on the bargain purchase of a business, distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, amortization of the management contracts intangible and the mark-to-market of derivative instruments.
"FAD" is a non-GAAP financial measure and represents FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption payments, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.
We believe FFO, Core FFO and FAD are meaningful non‑GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non‑GAAP measures exclude real estate depreciation and amortization expense and other non-comparable income and expenses, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies.
Net Operating Income ("NOI") and Annualized NOI
“NOI” is a non-GAAP financial measure management uses to measure the operating performance of our assets and consists of property-related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of free rent and payments associated with assumed lease liabilities) less operating expenses and ground rent, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and amortization of acquired above-market leases and below-market ground lease intangibles. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended September 30, 2019 multiplied by four. Due to seasonality in the hospitality business, annualized NOI for Crystal City Marriott represents the trailing 12-month NOI as of September 30, 2019. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release. There can be no assurance that the annualized NOI shown will reflect our actual results of operations over any 12-month period.
Management uses each of these measures as supplemental performance measures for its assets and believes they provide useful information to investors because they reflect only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets.
However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. Moreover, our method of calculating NOI may differ from other real estate companies and, accordingly, may not be comparable. NOI should be considered only as a supplement to net operating income (loss) (computed in accordance with GAAP) as a measure of the operating performance of our assets.

Same Store and Non-Same Store
“Same store” refers to the pool of assets that were in service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.
“Non-same store” refers to all operating assets excluded from the same store pool.

Definitions
GAAP
"GAAP" refers to accounting principles generally accepted in the United States of America.

Formation Transaction
"Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado’s Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

in thousands	September 30, 2019	December 31, 2018

ASSETS
Real estate, at cost:
Land and improvements	$1,283,043	$1,371,874
Buildings and improvements	3,824,467	3,722,930
Construction in progress, including land	763,080	697,930
	5,870,590	5,792,734
Less accumulated depreciation	(1,109,897)	(1,051,875)
Real estate, net	4,760,693	4,740,859
Cash and cash equivalents	230,147	260,553
Restricted cash	13,573	138,979
Tenant and other receivables, net	53,965	46,568
Deferred rent receivable, net	172,386	143,473
Investments in unconsolidated real estate ventures	320,920	322,878
Other assets, net	301,760	264,994
Assets held for sale	168,820	78,981
TOTAL ASSETS	$6,022,264	$5,997,285

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$1,358,571	$1,838,381
Unsecured term loans, net	297,124	297,129
Accounts payable and accrued expenses	160,031	130,960
Other liabilities, net	205,705	181,606
Liabilities related to assets held for sale	66	3,717
Total liabilities	2,021,497	2,451,793
Commitments and contingencies
Redeemable noncontrolling interests	586,532	558,140
Total equity	3,414,235	2,987,352
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$6,022,264	$5,997,285
_______________

Note: For complete financial statements, please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

in thousands, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUE
Property rentals	$123,963	$126,580	$365,702	$384,399
Third-party real estate services, including reimbursements	34,587	23,788	91,765	72,278
Other income	8,527	8,075	25,426	24,250
Total revenue	167,077	158,443	482,893	480,927
EXPENSES
Depreciation and amortization	46,862	46,603	141,576	143,880
Property operating	35,800	38,381	100,087	108,003
Real estate taxes	16,740	16,905	52,241	54,024
General and administrative:
Corporate and other	11,015	8,201	34,888	25,218
Third-party real estate services	29,809	20,754	86,585	64,552
Share-based compensation related to Formation Transaction and special equity awards	9,549	8,387	30,203	26,912
Transaction and other costs	2,059	4,126	9,928	12,134
Total expenses	151,834	143,357	455,508	434,723
OTHER INCOME (EXPENSE)
Income (loss) from unconsolidated real estate ventures, net	(1,144)	13,484	647	15,418
Interest and other income (loss), net	(640)	4,091	2,363	5,177
Interest expense	(10,583)	(18,979)	(40,864)	(56,263)
Gain on sale of real estate	8,088	11,938	47,121	45,789
Loss on extinguishment of debt	—	(79)	(1,889)	(4,536)
Reduction of gain on bargain purchase	—	—	—	(7,606)
Total other income (expense)	(4,279)	10,455	7,378	(2,021)
INCOME BEFORE INCOME TAX (EXPENSE) BENEFIT	10,964	25,541	34,763	44,183
Income tax (expense) benefit	(432)	841	689	1,436
NET INCOME	10,532	26,382	35,452	45,619
Net income attributable to redeemable noncontrolling interests	(1,172)	(3,552)	(4,271)	(6,532)
Net loss attributable to noncontrolling interests	—	—	—	127
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$9,360	$22,830	$31,181	$39,214
EARNINGS PER COMMON SHARE:
Basic	$0.06	$0.19	$0.23	$0.33
Diluted	$0.06	$0.19	$0.23	$0.33
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING :
Basic	134,127	119,835	129,527	118,588
Diluted	134,127	119,835	129,527	118,588
___________________
Note: For complete financial statements, please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

EBITDA, EBITDAre AND ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

dollars in thousands	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

EBITDA, EBITDAre and Adjusted EBITDA
Net income	$10,532	$26,382	$35,452	$45,619
Depreciation and amortization expense	46,862	46,603	141,576	143,880
Interest expense (1)	10,583	18,979	40,864	56,263
Income tax expense (benefit)	432	(841)	(689)	(1,436)
Unconsolidated real estate ventures allocated share of above adjustments	8,664	10,986	26,827	31,763
Allocated share of above adjustments to noncontrolling interests in consolidated real estate ventures	—	—	(5)	129
EBITDA (2)	$77,073	$102,109	$244,025	$276,218
Gain on sale of real estate	(8,088)	(11,938)	(47,121)	(45,789)
Gain on sale of unconsolidated real estate ventures	—	(15,488)	(335)	(15,488)
EBITDAre (2)	$68,985	$74,683	$196,569	$214,941
Transaction and other costs (3)	2,059	4,126	9,928	12,134
Loss on extinguishment of debt	—	79	1,889	4,536
Reduction of gain on bargain purchase	—	—	—	7,606
Share-based compensation related to Formation Transaction and special equity awards	9,549	8,387	30,203	26,912
Losses and distributions in excess of our investment in unconsolidated real estate venture (4)	(165)	(890)	(6,838)	(6,302)
Unconsolidated real estate ventures allocated share of above adjustments	—	—	—	30
Lease liability adjustments	1,991	(2,543)	1,991	(2,543)
Allocated share of above adjustments to noncontrolling interests in consolidated real estate ventures	—	—	—	(124)
Adjusted EBITDA (2)	$82,419	$83,842	$233,742	$257,190

Net Debt to Annualized Adjusted EBITDA (5)	5.3x	6.7x	5.6x	6.6x

	September 30, 2019	September 30, 2018
Net Debt (at JBG SMITH Share)
Consolidated indebtedness (6)	$1,652,303	$2,103,589
Unconsolidated indebtedness (6)	322,692	442,669
Total consolidated and unconsolidated indebtedness	1,974,995	2,546,258
Less: cash and cash equivalents	237,288	284,012
Net Debt (at JBG SMITH Share)	$1,737,707	$2,262,246
	$(0.24)

____________________
Note: All EBITDA measures as shown above are attributable to operating partnership common units. EBITDAre for the nine months ended September 30, 2018 was restated to conform with the definition of FFO established by NAREIT in the NAREIT FFO White Paper - 2018 Restatement issued in 2018.

(1)	Interest expense includes the amortization of deferred financing costs and the ineffective portion of any interest rate swaps or caps, net of capitalized interest.

(2)
Due to our adoption of the new accounting standard for leases, beginning in 2019, we no longer capitalize internal leasing costs and expense these costs as incurred (such costs were $1.5 million and $4.3 million for the three and nine months ended September 30, 2018).

(3)
Includes fees and expenses incurred in connection with the Formation Transaction (including transition services provided by our former parent, integration costs and severance costs), demolition costs and costs related to other completed, potential and pursued transactions.

(4)
As of June 30, 2018, we suspended the equity method of accounting for our investment in the real estate venture that owns 1101 17th Street as our investment had been reduced to zero and we did not have an obligation to provide further financial support to the venture. All subsequent distributions from the venture have been recognized as income, which will continue until our share of unrecorded earnings and contributions exceed the cumulative excess distributions previously recognized.

(5)
Adjusted EBITDA for the three months ended September 30, 2019 and 2018 is annualized by multiplying by four. Adjusted EBITDA for the nine months ended September 30, 2019 and 2018 is annualized by multiplying by 1.33.

(6)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD (NON-GAAP)
(Unaudited)

in thousands, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

FFO and Core FFO
Net income attributable to common shareholders	$9,360	$22,830	$31,181	$39,214
Net income attributable to redeemable noncontrolling interests	1,172	3,552	4,271	6,532
Net loss attributable to noncontrolling interests	—	—	—	(127)
Net income	10,532	26,382	35,452	45,619
Gain on sale of real estate	(8,088)	(11,938)	(47,121)	(45,789)
Gain on sale of unconsolidated real estate ventures	—	(15,488)	(335)	(15,488)
Real estate depreciation and amortization	44,164	43,945	133,507	136,171
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	4,713	6,345	14,170	18,960
Net (income) loss attributable to noncontrolling interests in consolidated real estate ventures	—	—	(5)	129
FFO Attributable to Operating Partnership Common Units (1)	$51,321	$49,246	$135,668	$139,602
FFO attributable to redeemable noncontrolling interests	(5,705)	(6,631)	(15,502)	(20,057)
FFO attributable to common shareholders (1)	$45,616	$42,615	$120,166	$119,545

FFO attributable to the operating partnership common units	$51,321	$49,246	$135,668	$139,602
Transaction and other costs, net of tax (2)	1,941	3,586	9,414	11,116
(Gain) loss from mark-to-market on derivative instruments	2	152	50	(1,399)
Share of (gain) loss from mark-to-market on derivative instruments held by unconsolidated real estate ventures	127	(49)	1,507	(481)
Loss on extinguishment of debt, net of noncontrolling interests	—	79	1,889	4,412
Losses and distributions in excess of our investment in unconsolidated real estate venture (3)	(165)	(890)	(6,838)	(6,302)
Reduction of gain on bargain purchase	—	—	—	7,606
Share-based compensation related to Formation Transaction and special equity awards	9,549	8,387	30,203	26,912
Lease liability adjustments	1,991	(2,543)	1,991	(2,543)
Amortization of management contracts intangible, net of tax	1,287	1,288	3,862	3,861
Core FFO Attributable to Operating Partnership Common Units (1)	$66,053	$59,256	$177,746	$182,784
Core FFO attributable to redeemable noncontrolling interests	(7,342)	(7,978)	(20,297)	(26,244)
Core FFO attributable to common shareholders (1)	$58,711	$51,278	$157,449	$156,540
FFO per diluted common share	$0.34	$0.36	$0.93	$1.01
Core FFO per diluted common share	$0.44	$0.43	$1.22	$1.32
Weighted average diluted shares	134,127	119,835	129,527	118,588

See footnotes on page 12.

FFO, CORE FFO AND FAD (NON-GAAP)
(Unaudited)

in thousands, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

FAD
Core FFO attributable to the operating partnership common units	$66,053	$59,256	$177,746	$182,784
Recurring capital expenditures and second generation tenant improvements and leasing commissions	(14,872)	(19,123)	(57,245)	(36,277)
Straight-line and other rent adjustments (4)	(10,348)	(1,368)	(25,895)	(3,659)
Share of straight-line rent from unconsolidated real estate ventures	(1,023)	180	(2,631)	528
Third-party lease liability assumption payments	(1,413)	(912)	(3,732)	(2,003)
Share of third-party lease liability assumption payments for unconsolidated real estate ventures	—	—	—	(50)
Share-based compensation expense	6,129	4,879	17,153	15,096
Amortization of debt issuance costs	701	1,155	2,546	3,520
Share of amortization of debt issuance costs from unconsolidated real estate ventures	80	66	197	201
Non-real estate depreciation and amortization	925	886	2,753	2,393
FAD available to the Operating Partnership Common Units (A) (1) (5)	$46,232	$45,019	$110,892	$162,533
Distributions to common shareholders and unitholders (6) (B)	$34,006	$31,196	$99,296	$93,816
FAD Payout Ratio (B÷A) (7)	73.6%	69.3%	89.5%	57.7%

Capital Expenditures
Maintenance and recurring capital expenditures	$7,000	$7,113	$19,747	$13,785
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	439	444	779	1,843
Second generation tenant improvements and leasing commissions	6,713	10,603	35,225	18,769
Share of second generation tenant improvements and leasing commissions from unconsolidated real estate ventures	720	963	1,494	1,880
Recurring capital expenditures and second generation tenant improvements and leasing commissions	14,872	19,123	57,245	36,277
First generation tenant improvements and leasing commissions	6,501	4,443	31,694	15,304
Share of first generation tenant improvements and leasing commissions from unconsolidated real estate ventures	507	169	1,159	2,555
Non-recurring capital expenditures	8,365	2,895	20,557	10,026
Share of non-recurring capital expenditures from unconsolidated joint ventures	84	300	114	1,062
Non-recurring capital expenditures	15,457	7,807	53,524	28,947
Total JBG SMITH Share of Capital Expenditures	$30,329	$26,930	$110,769	$65,224
_______________

Note: FFO attributable to operating partnership common units and FFO attributable to common shareholders for the nine months ended September 30, 2018 were restated in compliance with the definition established by NAREIT in the NAREIT FFO White Paper - 2018 Restatement issued in 2018.

(1)
Due to our adoption of the new accounting standard for leases, beginning in 2019, we no longer capitalize internal leasing costs and expense these costs as incurred (such costs were $1.5 million and $4.3 million for the three and nine months ended September 30, 2018).

(2)
Includes fees and expenses incurred in connection with the Formation Transaction (including transition services provided by our former parent, integration costs, and severance costs), demolition costs and costs related to other completed, potential and pursued transactions.

(3)
As of June 30, 2018, we suspended the equity method of accounting for our investment in the real estate venture that owns 1101 17th Street as our investment had been reduced to zero and we did not have an obligation to provide further financial support to the venture. All subsequent distributions from the venture have been recognized as income, which will continue until our share of unrecorded earnings and contributions exceed the cumulative excess distributions previously recognized.

(4)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.

(5)
The decline in FAD available to the Operating Partnership Common Units for the nine months ended September 30, 2019 was attributable to a significant increase in second generation tenant improvements and leasing commissions from the early renewal of several leases.

(6)	The distribution for the nine months ended September 30, 2019 excludes a special dividend of $0.10 per common share that was paid in January 2019.

(7)
The FAD payout ratio on a quarterly basis is not necessarily indicative of an amount for the full year due to fluctuation in timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

NOI RECONCILIATIONS (NON-GAAP)
(Unaudited)

dollars in thousands	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net income attributable to common shareholders	$9,360	$22,830	$31,181	$39,214
Add:
Depreciation and amortization expense	46,862	46,603	141,576	143,880
General and administrative expense:
Corporate and other	11,015	8,201	34,888	25,218
Third-party real estate services	29,809	20,754	86,585	64,552
Share-based compensation related to Formation Transaction and special equity awards	9,549	8,387	30,203	26,912
Transaction and other costs	2,059	4,126	9,928	12,134
Interest expense	10,583	18,979	40,864	56,263
Loss on extinguishment of debt	—	79	1,889	4,536
Reduction of gain on bargain purchase	—	—	—	7,606
Income tax expense (benefit)	432	(841)	(689)	(1,436)
Net income attributable to redeemable noncontrolling interests	1,172	3,552	4,271	6,532
Less:
Third-party real estate services, including reimbursements	34,587	23,788	91,765	72,278
Other income (1)	2,196	1,708	5,951	4,904
Income (loss) from unconsolidated real estate ventures, net	(1,144)	13,484	647	15,418
Interest and other income (loss), net	(640)	4,091	2,363	5,177
Gain on sale of real estate	8,088	11,938	47,121	45,789
Net loss attributable to noncontrolling interests	—	—	—	127
Consolidated NOI	77,754	77,661	232,849	241,718
NOI attributable to unconsolidated real estate ventures at our share	5,500	9,642	15,745	27,893
Non-cash rent adjustments (2)	(10,348)	(1,369)	(25,894)	(3,659)
Other adjustments (3)	3,181	3,179	10,120	11,060
Total adjustments	(1,667)	11,452	(29)	35,294
NOI	$76,087	$89,113	$232,820	$277,012
Less: out-of-service NOI loss (4)	(2,189)	(1,357)	(5,193)	(3,526)
Operating portfolio NOI	$78,276	$90,470	$238,013	$280,538
Non-same store NOI (5)	6,286	11,855	20,322	40,036
Same store NOI (6)	$71,990	$78,615	$217,691	$240,502

Change in same store NOI	(8.4)%		(9.5)%
Number of properties in same store pool	55		54

___________________

(1)
Excludes parking income of $6.3 million and $6.4 million for the three months ended September 30, 2019 and 2018, and $19.5 million and $19.3 million for the nine months ended September 30, 2019 and 2018.

(2)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.

(3)	Adjustment to include other income and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue.

(4)	Includes the results for our Under Construction assets and Future Development Pipeline.

(5)
Includes the results for properties that were not owned, operated and in service for the entirety of both periods being compared and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared. The decrease in non-same store NOI is primarily attributable to lost income from disposed assets.

(6)
Includes the results of the properties that are owned, operated and in service for the entirety of both periods being compared except for properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.

TABLE OF CONTENTS	SEPTEMBER 30, 2019

DISCLOSURES	SEPTEMBER 30, 2019

Forward-Looking Statements
Certain statements contained herein may constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results of JBG SMITH Properties (“JBG SMITH”, the “Company”, "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximate”, “hypothetical”, “potential”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this document. We also note the following forward-looking statements: our potential net operating income ("NOI") growth and the assumptions on which such growth is premised, our estimated future leverage (Debt/EBITDA) profile, the potential effect of Amazon.com, Inc. ("Amazon") on job growth, rent growth and cap rates in the Washington, DC metropolitan area and National Landing, in particular, our anticipated dispositions and like-kind exchanges, our indicated annual dividend per share and dividend yield, annualized NOI; adjusted annualized NOI; in the case of our construction assets, estimated square feet, estimated number of units, the estimated completion date, estimated stabilization date, estimated incremental investment, estimated total investment, projected NOI yield, weighted average projected NOI yield, NOI yield or estimated total project cost, estimated total NOI weighted average completion date, weighted average stabilization date and estimated incremental investment, intended type of asset use and potential tenants, and estimated stabilized NOI; and in the case of our future development assets, estimated potential development density, estimated commercial SF/multifamily units to be replaced, estimated remaining acquisition cost, estimated capitalized cost, estimated total investment, expected key Amazon transaction terms, our anticipated role as developer, property manager and retail leasing agent in connection with Amazon’s new headquarters, planned infrastructure and education improvements related to Amazon’s new headquarters; the economic impacts of Amazon’s new headquarters on the DC region and National Landing, our development planned related to Amazon’s new headquarters, the expected accretion to our net asset value ("NAV") as a result of the Amazon transaction and our future NAV growth rate; in the case of our Amazon lease transactions and our development opportunities in National Landing, the total square feet to be leased to Amazon and the expected net effective rent, estimated square feet, estimated number of units, the estimated construction start and occupancy dates, estimated incremental investment, and projected NOI yield; and in the case of our future development opportunities, estimated potential development density. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see “Risk Factors” and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the issuance of this Investor Package.

We are reiterating the assumptions in our estimated NOI bridge and the potential estimated NAV impact from Amazon in National Landing, which can be found in our Spring 2019 Investor Day presentation on our website at http://investors.jbgsmith.com/presentations.

Organization and Basis of Presentation
JBG SMITH Properties ("JBG SMITH") was organized as a Maryland real estate investment trust ("REIT") on October 27, 2016 for the purpose of receiving, via the spin-off on July 17, 2017 (the "Separation"), substantially all of the assets and liabilities of Vornado Realty Trust's ("Vornado") Washington, D.C. segment. On July 18, 2017, JBG SMITH acquired the management business and certain assets and liabilities of The JBG Companies ("JBG") (the "Combination"). The Separation and the Combination are collectively referred to as the "Formation Transaction."

The information contained in this Investor Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information, unless otherwise indicated.

Pro Rata Information
We present certain financial information and metrics in this Investor Package “at JBG SMITH Share,” which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, “real estate ventures”) as applied to these financial measures and metrics. Financial information “at JBG SMITH Share” is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset’s financial information. “At JBG SMITH Share” information,

DISCLOSURES	SEPTEMBER 30, 2019

which we also refer to as being “at share,” “our pro rata share” or “our share,” is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.
We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers’ share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.
With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers’ interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP “at JBG SMITH Share” financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.
Definitions
See pages 50-53 for definitions of terms used in this Investor Package.

Information herein with respect to the proposed transaction with Amazon is based on executed leases and purchase and sale agreements between us and Amazon. Closing under these agreements is subject to customary closing conditions.
Non-GAAP Measures
This Investor Package includes non-GAAP measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why our management believes that the presentation of these measures provides useful information to investors regarding our financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this Investor Package. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies.

In addition to "at share" financial information, the following non-GAAP measures are included in this Investor Package:

•	Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")

•	EBITDA for Real Estate ("EBITDAre")

•	Adjusted EBITDA

•	Funds from Operations ("FFO")

•	Core FFO

•	Funds Available for Distribution ("FAD")

•	Net Operating Income ("NOI")

•	Annualized NOI

•	Adjusted Annualized NOI

•	Estimated Stabilized NOI

•	Projected NOI Yield

•	Same Store NOI

•	Adjusted Consolidated and Unconsolidated Indebtedness

•	Net Debt

•	Pro Rata Adjusted General and Administrative Expenses

COMPANY PROFILE	SEPTEMBER 30, 2019 (Unaudited)

Company Overview

JBG SMITH is an S&P 400 company that owns, operates, invests in and develops assets concentrated in leading urban infill submarkets in and around Washington, DC. We own and operate a portfolio of high-quality commercial and multifamily assets, many of which are amenitized with ancillary retail. Our portfolio reflects our longstanding strategy of owning and operating assets within the Metro-served submarkets in the Washington, DC metropolitan area that have high barriers to entry and key urban amenities, including being within walking distance of a Metro station. Our revenues are derived primarily from leases with commercial and multifamily tenants, including fixed rents and reimbursements from tenants for certain expenses such as real estate taxes, property operating expenses, and repairs and maintenance. In addition to our portfolio, we have a third-party asset management and real estate services business that provides fee-based real estate services to third parties, our real estate ventures and the legacy funds formerly organized by JBG ("JBG Legacy Funds").

Q3 2019 Financial Results

▪	Net income attributable to common shareholders was $9.4 million, or $0.06 per diluted share.

▪	FFO attributable to common shareholders was $45.6 million, or $0.34 per diluted share.

▪	Core FFO attributable to common shareholders was $58.7 million, or $0.44 per diluted share.

Q3 2019 to Q2 2019 Comparison

Below are the key highlights regarding quarter over quarter changes in the JBG SMITH portfolio.

Operating Assets

▪	Annualized NOI for the operating portfolio for the three months ended September 30, 2019 was $313.2 million, compared to $322.0 million for the three months ended June 30, 2019, at our share.

▪	The operating commercial portfolio was 90.2% leased and 86.8% occupied as of September 30, 2019, compared to 90.3% and 86.0% as of June 30, 2019, at our share.

▪	The operating multifamily portfolio was 96.5% leased and 94.9% occupied as of September 30, 2019, compared to 98.0% and 95.0% as of June 30, 2019, at our share.

▪
Same store NOI at our share decreased 8.4% to $72.0 million for the three months ended September 30, 2019, compared to $78.6 million for the three months ended September 30, 2018. The decrease in same store NOI for the three months ended September 30, 2019 is largely attributable to increased rental abatements, rent reductions and an increase in assumed lease liability payments. The reported same store pools as of September 30, 2019 include only the assets that were in service for the entirety of both periods being compared. See page 52 for the definition of same store.

Under Construction

▪
During the quarter ended September 30, 2019, there were eight assets under construction (four commercial assets and four multifamily assets), consisting of 821,099 square feet and 1,298 units, both at our share.

▪	During the quarter ended September 30, 2019, we completed construction of West Half, a 465-unit multifamily asset located in the Ballpark submarket of Washington, DC.

Near-Term Development

▪	As of September 30, 2019, there were no assets in near-term development.

Future Development

▪
As of September 30, 2019, there were 40 future development assets consisting of 18.7 million square feet of estimated potential density at our share, including the 4.1 million square feet held for sale to Amazon.

COMPANY PROFILE	SEPTEMBER 30, 2019 (Unaudited)

Company Overview

Disposition Activity
In July 2019, we sold 1600 K Street, an 83,000 square foot commercial asset located in Washington DC, for $43.0 million.

Executive Officers			Company Snapshot as of September 30, 2019

W. Matthew Kelly	Chief Executive Officer and Trustee		Exchange/ticker	NYSE: JBGS
David P. Paul	President and Chief Operating Officer		Insider ownership (1)	approximately 8%
Stephen W. Theriot	Chief Financial Officer		Indicated annual dividend per share	$0.90
Kevin P. Reynolds	Chief Development Officer		Dividend yield	2.3%
Steven A. Museles	Chief Legal Officer
M. Moina Banerjee	Executive Vice President, Head of Capital Markets		Total Enterprise Value (dollars in billions, except share price)
			Common share price	$39.21
			Common shares and common limited partnership units ("OP Units") outstanding (in millions)	149.28
			Total market capitalization	$5.85
			Total consolidated and unconsolidated indebtedness at JBG SMITH share	1.97
			Less: cash and cash equivalents at JBG SMITH share	(0.24)
			Net debt	$1.73
			Total Enterprise Value	$7.58

			Net Debt / Total Enterprise Value	22.9%

		(1)
Represents the percentage of all outstanding common shares of JBG SMITH owned or represented by the Company’s trustees and executive officers as of September 30, 2019 assuming that all OP Units, and vested long-term incentive partnership units ("LTIP Units") owned by trustees and executive officers were redeemed for common shares.

FINANCIAL HIGHLIGHTS	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands, except per share data	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019

Summary Financial Results
Total revenue	$167,077	$482,893
Net income attributable to common shareholders	$9,360	$31,181
Per diluted common share	$0.06	$0.23
Operating portfolio NOI	$78,276	$238,013
FFO attributable to operating partnership common units (1)	$51,321	$135,668
Per operating partnership common unit	$0.34	$0.93
Core FFO attributable to operating partnership common units (1)	$66,053	$177,746
Per operating partnership common unit	$0.44	$1.22
FAD attributable to the operating partnership common units (1)	$46,232	$110,892
FAD payout ratio	73.6%	89.5%
EBITDA attributable to operating partnership common units (1)	$77,073	$244,025
EBITDAre attributable to operating partnership common units (1)	$68,985	$196,569
Adjusted EBITDA attributable to operating partnership common units (1)	$82,419	$233,742
Net debt / total enterprise value	22.9%	22.9%
Net debt to annualized adjusted EBITDA	5.3x	5.6x

	September 30, 2019

Debt Summary and Key Ratios (at JBG SMITH Share)
Total consolidated indebtedness (2)	$1,652,303
Total consolidated and unconsolidated indebtedness (2)	$1,974,995
Weighted average interest rates:
Variable rate debt	4.84%
Fixed rate debt	4.10%
Total debt	4.19%
Cash and cash equivalents	$237,288
____________________

(1)	Operating partnership common units include units owned by JBG SMITH.

(2)	Net of premium/discount and deferred financing costs.

FINANCIAL HIGHLIGHTS - TRENDS	SEPTEMBER 30, 2019 (Unaudited)

	Three Months Ended
dollars in thousands, except per share data, at JBG SMITH share	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Commercial NOI (1)	$57,840	$59,735	$59,304	$65,462	$71,314
Multifamily NOI (2)	20,436	20,569	20,357	20,078	19,615
Operating portfolio NOI (3)	$78,276	$80,304	$79,661	$85,540	$90,929
Total Annualized NOI	$313,224	$322,026	$321,583	$341,849	$364,915

Net income (loss) attributable to common shareholders	$9,360	$(3,040)	$24,861	$710	$22,830
Per diluted common share	$0.06	$(0.03)	$0.20	$(0.01)	$0.19
FFO attributable to operating partnership common units (3) (4)	$51,321	$44,445	$39,902	$44,834	$49,246
Per operating partnership common unit	$0.34	$0.30	$0.28	$0.32	$0.36
Core FFO attributable to operating partnership common units (3) (4)	$66,053	$61,437	$50,256	$56,948	$59,256
Per operating partnership common unit	$0.44	$0.41	$0.36	$0.41	$0.43
FAD attributable to operating partnership common units (4) (5)	$46,232	$37,520	$27,140	$20,736	$45,019
FAD payout ratio	73.6%	90.6%	115.3%	150.9%	69.3%
EBITDA attributable to operating partnership common units (3) (4)	$77,073	$66,178	$100,774	$97,503	$102,109
EBITDAre attributable to operating partnership common units (3) (4)	$68,985	$65,843	$61,741	$70,555	$74,683
Adjusted EBITDA attributable to operating partnership common units (3) (4)	$82,419	$79,997	$71,326	$82,608	$83,842
Net debt / total enterprise value (6)	22.9%	22.2%	26.3%	31.0%	30.8%
Net debt to annualized adjusted EBITDA (6)	5.3x	5.2X	7.1x	6.5x	6.7x

	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018

Number of Operating Assets
Commercial (1)	45	46	45	46	49
Multifamily (2)	16	16	16	16	16
Total	61	62	61	62	65

Operating Portfolio % Leased
Commercial (1) (7)	90.2%	90.3%	90.2%	89.6%	87.1%
Multifamily (2)	96.5%	98.0%	97.0%	95.7%	96.1%
Weighted Average	91.9%	92.3%	92.0%	91.2%	89.4%

Operating Portfolio % Occupied (8)
Commercial (1) (7)	86.8%	86.0%	85.6%	85.5%	85.4%
Multifamily (2)	94.9%	95.0%	94.8%	93.9%	94.3%
Weighted Average	89.0%	88.4%	88.1%	87.7%	87.6%

See footnotes on page 9.

FINANCIAL HIGHLIGHTS - TRENDS	SEPTEMBER 30, 2019 (Unaudited)

Footnotes
Note: See appendices for reconciliations of non-GAAP financial measures to their respective comparable GAAP financial measures.

(1)
Beginning in Q4 2018, we renamed the Office portfolio to the Commercial portfolio and reclassified Vienna Retail, Stonebridge at Potomac Town Center and Crystal City Marriott from the Other portfolio to the Commercial portfolio. All prior periods have been restated to conform to the new presentation.

(2)	Beginning in Q4 2018, we reclassified North End Retail from the Other portfolio to the Multifamily portfolio. All prior periods have been restated to conform to the new presentation.

(3)
Due to our adoption of the new accounting standard for leases, beginning in 2019, we no longer capitalize internal leasing costs and expense these costs as incurred (such costs were $2.2 million and $1.5 million for Q4 2018 and Q3 2018).

(4)	Operating partnership common units include units owned by JBG SMITH.

(5)
In Q2 2019, Q1 2019 and Q4 2018, FAD available to the Operating Partnership Common Units was adversely impacted by increases in second generation tenant improvements and leasing commissions from the early renewal of several leases. Additionally, Q4 2018 was further impacted by increases in recurring capital expenditures, which is consistent with historical seasonality trends.

(6)	In Q2 2019, we closed an underwritten public offering of 11.5 million common shares that generated net proceeds of $472.8 million.

(7)	Crystal City Marriott and 1700 M Street are excluded from the percent leased and the percent occupied metrics.

(8)	Percent occupied excludes occupied retail square feet.

PORTFOLIO OVERVIEW	SEPTEMBER 30, 2019 (Unaudited)

		100% Share	At JBG SMITH Share
	Number of Assets	Square Feet/Units	Square Feet/Units	% Leased	% Occupied	Annualized Rent (in thousands)	Annualized Rent per Square Foot/Monthly Rent Per Unit (1)	Annualized NOI (in thousands)

Operating
Commercial (2)
In service	44	12,528,382	10,887,666	90.3%	86.9%	$411,669	$44.86	$231,956
Recently delivered	1	215,194	105,435	79.3%	74.3%	4,277	54.58	(476)
Total / weighted average	45	12,743,576	10,993,101	90.2%	86.8%	$415,946	$44.95	$231,480
Multifamily
In service	16	6,321	4,537	96.5%	94.9%	$117,546	$2,177	$81,744
					88.1%
Operating - Total / Weighted Average	61	12,743,576 SF/ 6,321 Units	10,993,101 SF/ 4,537 Units	91.9%	89.0%	$533,492	$44.95 per SF/ $2,177 per unit	$313,224

Development (3)
Under Construction
Commercial (4)	4	943,244	821,099	85.2%
Multifamily	4	1,476	1,298	N/A

Development - Total	8	943,244 SF/ 1,476 Units	821,099 SF/ 1,298 Units	85.2%

Future Development	40	21,921,200	18,667,300

_______________

(1)
For commercial assets, represents annualized office rent divided by occupied office square feet; annualized retail rent and retail square feet are excluded from this metric. For multifamily assets, represents monthly multifamily rent divided by occupied units; retail rent is excluded from this metric. Crystal City Marriott and 1700 M Street are excluded from annualized rent per square foot metrics. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced.

(2)	Crystal City Marriott and 1700 M Street are excluded from percent leased, percent occupied, annualized rent, and annualized rent per square foot metrics.

(3)	Refer to pages 41-42 for detail on under construction and future development assets.

(4)	Includes JBG SMITH’s lease for approximately 84,400 square feet at 4747 Bethesda Avenue.

CONDENSED CONSOLIDATED BALANCE SHEETS	SEPTEMBER 30, 2019 (Unaudited)

in thousands	September 30, 2019	December 31, 2018

ASSETS
Real estate, at cost:
Land and improvements	$1,283,043	$1,371,874
Buildings and improvements	3,824,467	3,722,930
Construction in progress, including land	763,080	697,930
	5,870,590	5,792,734
Less accumulated depreciation	(1,109,897)	(1,051,875)
Real estate, net	4,760,693	4,740,859
Cash and cash equivalents	230,147	260,553
Restricted cash	13,573	138,979
Tenant and other receivables, net	53,965	46,568
Deferred rent receivable, net	172,386	143,473
Investments in unconsolidated real estate ventures	320,920	322,878
Other assets, net	301,760	264,994
Assets held for sale	168,820	78,981
TOTAL ASSETS	$6,022,264	$5,997,285

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$1,358,571	$1,838,381
Unsecured term loans, net	297,124	297,129
Accounts payable and accrued expenses	160,031	130,960
Other liabilities, net	205,705	181,606
Liabilities related to assets held for sale	66	3,717
Total liabilities	2,021,497	2,451,793
Commitments and contingencies
Redeemable noncontrolling interests	586,532	558,140
Total equity	3,414,235	2,987,352
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$6,022,264	$5,997,285

_______________

Note: For complete financial statements, please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	SEPTEMBER 30, 2019 (Unaudited) (Unaudited) (In thousands)

in thousands, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUE
Property rentals	$123,963	$126,580	$365,702	$384,399
Third-party real estate services, including reimbursements	34,587	23,788	91,765	72,278
Other income	8,527	8,075	25,426	24,250
Total revenue	167,077	158,443	482,893	480,927
EXPENSES
Depreciation and amortization	46,862	46,603	141,576	143,880
Property operating	35,800	38,381	100,087	108,003
Real estate taxes	16,740	16,905	52,241	54,024
General and administrative:
Corporate and other	11,015	8,201	34,888	25,218
Third-party real estate services	29,809	20,754	86,585	64,552
Share-based compensation related to Formation Transaction and special equity awards	9,549	8,387	30,203	26,912
Transaction and other costs	2,059	4,126	9,928	12,134
Total expenses	151,834	143,357	455,508	434,723
OTHER INCOME (EXPENSE)
Income (loss) from unconsolidated real estate ventures, net	(1,144)	13,484	647	15,418
Interest and other income (loss), net	(640)	4,091	2,363	5,177
Interest expense	(10,583)	(18,979)	(40,864)	(56,263)
Gain on sale of real estate	8,088	11,938	47,121	45,789
Loss on extinguishment of debt	—	(79)	(1,889)	(4,536)
Reduction of gain on bargain purchase	—	—	—	(7,606)
Total other income (expense)	(4,279)	10,455	7,378	(2,021)
INCOME BEFORE INCOME TAX (EXPENSE) BENEFIT	10,964	25,541	34,763	44,183
Income tax (expense) benefit	(432)	841	689	1,436
NET INCOME	10,532	26,382	35,452	45,619
Net income attributable to redeemable noncontrolling interests	(1,172)	(3,552)	(4,271)	(6,532)
Net loss attributable to noncontrolling interests	—	—	—	127
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$9,360	$22,830	$31,181	$39,214
EARNINGS PER COMMON SHARE:
Basic	$0.06	$0.19	$0.23	$0.33
Diluted	$0.06	$0.19	$0.23	$0.33
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING :
Basic	134,127	119,835	129,527	118,588
Diluted	134,127	119,835	129,527	118,588
___________________
Note: For complete financial statements, please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

UNCONSOLIDATED REAL ESTATE VENTURES	SEPTEMBER 30, 2019 (Unaudited)

in thousands, at JBG SMITH share
BALANCE SHEET INFORMATION	September 30, 2019

Total real estate, at cost	$660,748
Less accumulated depreciation	(37,027)
Real estate, net	623,721
Cash and cash equivalents	7,492
Other assets, net	43,354
Total assets	$674,567
Borrowings, net	$322,692
Other liabilities, net	44,642
Total liabilities	$367,334

OPERATING INFORMATION	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Total revenue	$15,791	$46,743
Expenses:
Depreciation and amortization	4,726	14,231
Property operating	6,928	22,865
Real estate taxes	1,597	4,502
Total expenses	13,251	41,598
Other income (expense):
Interest expense	(3,908)	(11,805)
Gain on the sale of unconsolidated real estate venture	—	335
Interest and other income, net	5	592
Loss before income tax expense	(1,363)	(5,733)
Income tax expense	(24)	(25)
Net loss	$(1,387)	$(5,758)
Earnings and distributions in excess of our investment in unconsolidated real estate venture	165	6,838
Other	78	(433)
Income (loss) from unconsolidated real estate ventures, net	$(1,144)	$647

OTHER TANGIBLE ASSETS AND LIABILITIES	SEPTEMBER 30, 2019 (Unaudited)

in thousands, at JBG SMITH share	September 30, 2019

Other Tangible Assets, Net (1) (2)
Restricted cash	$16,472
Tenant and other receivables, net	58,227
Other assets, net	44,692
Total Other Tangible Assets, Net	$119,391

Other Tangible Liabilities, Net (2) (3)
Accounts payable and accrued liabilities	$181,269
Other liabilities, net	166,863
Total Other Tangible Liabilities, Net	$348,132

____________________

(1)	Excludes cash and cash equivalents.

(2)	Excludes assets held for sale and liabilities related to assets held for sale.

(3)	Excludes debt.

EBITDA, EBITDAre AND ADJUSTED EBITDA (NON-GAAP)	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

EBITDA, EBITDAre and Adjusted EBITDA
Net income	$10,532	$26,382	$35,452	$45,619
Depreciation and amortization expense	46,862	46,603	141,576	143,880
Interest expense (1)	10,583	18,979	40,864	56,263
Income tax expense (benefit)	432	(841)	(689)	(1,436)
Unconsolidated real estate ventures allocated share of above adjustments	8,664	10,986	26,827	31,763
Allocated share of above adjustments to noncontrolling interests in consolidated real estate ventures	—	—	(5)	129
EBITDA (2)	$77,073	$102,109	$244,025	$276,218
Gain on sale of real estate	(8,088)	(11,938)	(47,121)	(45,789)
Gain on sale of unconsolidated real estate ventures	—	(15,488)	(335)	(15,488)
EBITDAre (2)	$68,985	$74,683	$196,569	$214,941
Transaction and other costs (3)	2,059	4,126	9,928	12,134
Loss on extinguishment of debt	—	79	1,889	4,536
Reduction of gain on bargain purchase	—	—	—	7,606
Share-based compensation related to Formation Transaction and special equity awards	9,549	8,387	30,203	26,912
Losses and distributions in excess of our investment in unconsolidated real estate venture (4)	(165)	(890)	(6,838)	(6,302)
Unconsolidated real estate ventures allocated share of above adjustments	—	—	—	30
Lease liability adjustments	1,991	(2,543)	1,991	(2,543)
Allocated share of above adjustments to noncontrolling interests in consolidated real estate ventures	—	—	—	(124)
Adjusted EBITDA (2)	$82,419	$83,842	$233,742	$257,190

Net Debt to Annualized Adjusted EBITDA (5)	5.3x	6.7x	5.6x	6.6x

	September 30, 2019	September 30, 2018
Net Debt (at JBG SMITH Share)
Consolidated indebtedness (6)	$1,652,303	$2,103,589
Unconsolidated indebtedness (6)	322,692	442,669
Total consolidated and unconsolidated indebtedness	1,974,995	2,546,258
Less: cash and cash equivalents	237,288	284,012
Net Debt (at JBG SMITH Share)	$1,737,707	$2,262,246
	$(0.24)
____________________
Note: All EBITDA measures as shown above are attributable to operating partnership common units. EBITDAre for the nine months ended September 30, 2018 was restated to conform with the definition of FFO established by National Association of Real Estate Investment Trusts (“NAREIT”) in the NAREIT FFO White Paper - 2018 Restatement issued in 2018.

(1)	Interest expense includes the amortization of deferred financing costs and the ineffective portion of any interest rate swaps or caps, net of capitalized interest.

(2)
Due to our adoption of the new accounting standard for leases, beginning in 2019, we no longer capitalize internal leasing costs and expense these costs as incurred (such costs were $1.5 million and $4.3 million for the three and nine months ended September 30, 2018).

(3)
Includes fees and expenses incurred in connection with the Formation Transaction (including transition services provided by our former parent, integration costs and severance costs), demolition costs and costs related to other completed, potential and pursued transactions.

(4)
As of June 30, 2018, we suspended the equity method of accounting for our investment in the real estate venture that owns 1101 17th Street as our investment had been reduced to zero and we did not have an obligation to provide further financial support to the venture. All subsequent distributions from the venture have been recognized as income, which will continue until our share of unrecorded earnings and contributions exceed the cumulative excess distributions previously recognized.

(5)
Adjusted EBITDA for the three months ended September 30, 2019 and 2018 is annualized by multiplying by four. Adjusted EBITDA for the nine months ended September 30, 2019 and 2018 is annualized by multiplying by 1.33.

(6)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD (NON-GAAP)	SEPTEMBER 30, 2019 (Unaudited)

in thousands, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

FFO and Core FFO
Net income attributable to common shareholders	$9,360	$22,830	$31,181	$39,214
Net income attributable to redeemable noncontrolling interests	1,172	3,552	4,271	6,532
Net loss attributable to noncontrolling interests	—	—	—	(127)
Net income	10,532	26,382	35,452	45,619
Gain on sale of real estate	(8,088)	(11,938)	(47,121)	(45,789)
Gain on sale of unconsolidated real estate ventures	—	(15,488)	(335)	(15,488)
Real estate depreciation and amortization	44,164	43,945	133,507	136,171
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	4,713	6,345	14,170	18,960
Net (income) loss attributable to noncontrolling interests in consolidated real estate ventures	—	—	(5)	129
FFO Attributable to Operating Partnership Common Units (1)	$51,321	$49,246	$135,668	$139,602
FFO attributable to redeemable noncontrolling interests	(5,705)	(6,631)	(15,502)	(20,057)
FFO attributable to common shareholders (1)	$45,616	$42,615	$120,166	$119,545

FFO attributable to the operating partnership common units	$51,321	$49,246	$135,668	$139,602
Transaction and other costs, net of tax (2)	1,941	3,586	9,414	11,116
(Gain) loss from mark-to-market on derivative instruments	2	152	50	(1,399)
Share of (gain) loss from mark-to-market on derivative instruments held by unconsolidated real estate ventures	127	(49)	1,507	(481)
Loss on extinguishment of debt, net of noncontrolling interests	—	79	1,889	4,412
Losses and distributions in excess of our investment in unconsolidated real estate venture (3)	(165)	(890)	(6,838)	(6,302)
Reduction of gain on bargain purchase	—	—	—	7,606
Share-based compensation related to Formation Transaction and special equity awards	9,549	8,387	30,203	26,912
Lease liability adjustments	1,991	(2,543)	1,991	(2,543)
Amortization of management contracts intangible, net of tax	1,287	1,288	3,862	3,861
Core FFO Attributable to Operating Partnership Common Units (1)	$66,053	$59,256	$177,746	$182,784
Core FFO attributable to redeemable noncontrolling interests	(7,342)	(7,978)	(20,297)	(26,244)
Core FFO attributable to common shareholders (1)	$58,711	$51,278	$157,449	$156,540
FFO per diluted common share	$0.34	$0.36	$0.93	$1.01
Core FFO per diluted common share	$0.44	$0.43	$1.22	$1.32
Weighted average diluted shares	134,127	119,835	129,527	118,588

FAD
Core FFO attributable to the operating partnership common units	$66,053	$59,256	$177,746	$182,784
Recurring capital expenditures and second generation tenant improvements and leasing commissions	(14,872)	(19,123)	(57,245)	(36,277)
Straight-line and other rent adjustments (4)	(10,348)	(1,368)	(25,895)	(3,659)
Share of straight-line rent from unconsolidated real estate ventures	(1,023)	180	(2,631)	528
Third-party lease liability assumption payments	(1,413)	(912)	(3,732)	(2,003)
Share of third-party lease liability assumption payments for unconsolidated real estate ventures	—	—	—	(50)
Share-based compensation expense	6,129	4,879	17,153	15,096
Amortization of debt issuance costs	701	1,155	2,546	3,520
Share of amortization of debt issuance costs from unconsolidated real estate ventures	80	66	197	201
Non-real estate depreciation and amortization	925	886	2,753	2,393
FAD available to the Operating Partnership Common Units (A) (1) (5)	$46,232	$45,019	$110,892	$162,533
Distributions to common shareholders and unitholders (6) (B)	$34,006	$31,196	$99,296	$93,816
FAD Payout Ratio (B÷A) (7)	73.6%	69.3%	89.5%	57.7%
See footnotes on page 17.

FFO, CORE FFO AND FAD (NON-GAAP)	SEPTEMBER 30, 2019 (Unaudited)

in thousands, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Capital Expenditures
Maintenance and recurring capital expenditures	$7,000	$7,113	$19,747	$13,785
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	439	444	779	1,843
Second generation tenant improvements and leasing commissions	6,713	10,603	35,225	18,769
Share of second generation tenant improvements and leasing commissions from unconsolidated real estate ventures	720	963	1,494	1,880
Recurring capital expenditures and second generation tenant improvements and leasing commissions	14,872	19,123	57,245	36,277
First generation tenant improvements and leasing commissions	6,501	4,443	31,694	15,304
Share of first generation tenant improvements and leasing commissions from unconsolidated real estate ventures	507	169	1,159	2,555
Non-recurring capital expenditures	8,365	2,895	20,557	10,026
Share of non-recurring capital expenditures from unconsolidated joint ventures	84	300	114	1,062
Non-recurring capital expenditures	15,457	7,807	53,524	28,947
Total JBG SMITH Share of Capital Expenditures	$30,329	$26,930	$110,769	$65,224
_______________
Note: FFO attributable to operating partnership common units and FFO attributable to common shareholders for the nine months ended September 30, 2018 were restated in compliance with the definition established by NAREIT in the NAREIT FFO White Paper - 2018 Restatement issued in 2018.

(1)
Due to our adoption of the new accounting standard for leases, beginning in 2019, we no longer capitalize internal leasing costs and expense these costs as incurred (such costs were $1.5 million and $4.3 million for the three and nine months ended September 30, 2018).

(2)
Includes fees and expenses incurred in connection with the Formation Transaction (including transition services provided by our former parent, integration costs, and severance costs), demolition costs and costs related to other completed, potential and pursued transactions.

(3)
As of June 30, 2018, we suspended the equity method of accounting for our investment in the real estate venture that owns 1101 17th Street as our investment had been reduced to zero and we did not have an obligation to provide further financial support to the venture. All subsequent distributions from the venture have been recognized as income, which will continue until our share of unrecorded earnings and contributions exceed the cumulative excess distributions previously recognized.

(4)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.

(5)
The decline in FAD available to the Operating Partnership Common Units for the nine months ended September 30, 2019 was attributable to a significant increase in second generation tenant improvements and leasing commissions from the early renewal of several leases.

(6)	The distribution for the nine months ended September 30, 2019 excludes a special dividend of $0.10 per common share that was paid in January 2019.

(7)
The FAD payout ratio on a quarterly basis is not necessarily indicative of an amount for the full year due to fluctuation in timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

THIRD-PARTY ASSET MANAGEMENT AND REAL ESTATE SERVICES BUSINESS (NON-GAAP)	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands, at JBG SMITH share	Three Months Ended September 30, 2019
	Source of Revenue
	Third-Party Management	JBG SMITH JV Partner (1)	JBG Legacy Funds	Total

Service Revenue
Property management fees	$2,767	$1,120	$1,520	$5,407
Asset management fees	—	548	2,951	3,499
Leasing fees	1,175	644	160	1,979
Development fees	4,633	220	1,931	6,784
Construction management fees	122	128	118	368
Other service revenue	507	214	184	905
Total Revenue (2)	$9,204	$2,874	$6,864	$18,942
Pro Rata adjusted general and administrative expense: third-party real estate services (3)				(15,426)
Total Services Revenue Less Allocated General and Administrative Expenses (4)				$3,516

____________________

(1)
Service revenues from joint ventures are calculated on an asset-by-asset basis by applying our real estate venture partners’ respective economic interests to the fees we earned from each consolidated and unconsolidated real estate venture.

(2)
Included in “Third-party real estate services, including reimbursements” in our consolidated statement of operations are $14.9 million of reimbursement revenue and $0.7 million of service revenue from our economic interest in consolidated and unconsolidated real estate ventures that are excluded from this table.

(3)	Our personnel perform services for wholly owned properties and properties we manage on behalf of third parties, real estate ventures and JBG Legacy Funds.
We allocate personnel and other costs to wholly owned properties (included in "Property operating expenses" and "General and administrative expense: corporate and other" in our consolidated statement of operations) and to properties owned by the third parties, real estate ventures and JBG Legacy Funds (included in "General and administrative expense: third-party real estate services" in our consolidated statement of operations) using estimates of the time spent performing services related to properties in the respective portfolios and other allocation methodologies.
Allocated general and administrative expenses related to real estate ventures are calculated on an asset-by-asset basis by applying our real estate venture partners’ respective economic interests to the total general and administrative expenses allocated to each asset. See "pro rata adjusted general and administrative expenses" on the next page for a reconciliation of "G&A: third-party real estate services" to "Pro Rata adjusted general and administrative expense: third-party real estate services."

(4)
Services revenue, excluding reimbursement revenue and service revenue from our economic interest in consolidated and unconsolidated real estate ventures, less allocated general and administrative expenses. Management uses this measure as a supplemental performance measure for its third-party asset management and real estate services business and believes it provides useful information to investors because it reflects only those revenue and expense items incurred by the Company and can be used to assess the profitability of the third-party asset management and real estate services business.

PRO RATA ADJUSTED GENERAL AND ADMINISTRATIVE EXPENSES (NON-GAAP)	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands	Three Months Ended September 30, 2019
	Per Statement of Operations	Adjustments (1)			Pro Rata Adjusted
		A	B	C

General and Administrative Expenses
Corporate and other	$11,015	$—	$—	$(547)	$10,468
Third-party real estate services	29,809	—	(14,929)	547	15,427
Share-based compensation related to Formation Transaction and special equity awards	9,549	(9,549)	—	—	—
Total	$50,373	$(9,549)	$(14,929)	$—	$25,895

_______________

(1)	Adjustments:

A - Removes share-based compensation related to the Formation Transaction and special equity awards.
B - Removes $14.9 million of G&A expenses reimbursed by third-party owners of real estate we manage related to revenue which has been excluded from Service Revenue on page 18. Revenue from reimbursements is included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations.

C - Reflects an adjustment to allocate our share of G&A expenses of unconsolidated real estate ventures from "Third-party real estate services" to "Corporate and other" and our consolidated real estate venture partners' share of G&A expenses from "Corporate and other" to "Third-party real estate services."

OPERATING ASSETS	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands, at JBG SMITH share				Plus: Signed But Not Yet Commenced Leases	Adjusted Annualized NOI
		Q3 2019 NOI	Annualized NOI
	% Occupied

Commercial (1)
DC	90.1%	$13,625	$54,500	$855	$55,355
VA	86.2%	41,680	166,840	19,592	186,432
MD	84.6%	2,535	10,140	1,187	11,327
Total / weighted average	86.8%	$57,840	$231,480	$21,634	$253,114

Multifamily
DC	94.2%	$6,566	$26,264	$95	$26,359
VA	95.0%	12,235	48,940	—	48,940
MD	96.0%	1,635	6,540	—	6,540
Total / weighted average	94.9%	$20,436	$81,744	$95	$81,839

Total / Weighted Average	89.0%	$78,276	$313,224	$21,729	$334,953

____________________

(1)	Crystal City Marriott and 1700 M Street are excluded from the percent occupied metric.

SUMMARY & SAME STORE NOI (NON-GAAP)	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Three Months Ended September 30,
	Number of Assets	Square Feet/Units	Square Feet/Units	% Leased (1)	% Occupied (1)	2019	2018	% Change

Same Store (2)
DC	13	2,493,537 SF/ 1,541 Units	1,780,932 SF/ 857 Units	93.6%	92.5%	$18,239	$19,756	(7.7)%
VA	33	8,601,906 SF/ 3,202 Units	7,725,168 SF/ 2,891 Units	91.1%	87.7%	49,581	55,178	(10.1)%
MD	9	552,153 SF/ 1,287 Units	500,780 SF/ 498 Units	92.9%	89.6%	4,170	3,681	13.3%
Total / weighted average	55	11,647,596 SF/ 6,030 Units	10,006,880 SF/ 4,246 Units	91.7%	88.7%	$71,990	$78,615	(8.4)%

Non-Same Store (3)
DC	3	249,194 SF/ 291 Units	139,435 SF/ 291 Units	90.3%	85.1%	$1,952	$6,067	(67.8)%
VA	3	846,786 SF	846,786 SF	95.4%	95.1%	4,334	5,788	(25.1)%
MD	—	—	—	—	—	—	—	—
Total / weighted average	6	1,095,980 SF/ 291 Units	986,221 SF/ 291 Units	94.0%	92.3%	$6,286	$11,855	(47.0)%

Total Operating Portfolio
DC	16	2,742,731 SF/ 1,832 Units	1,920,367 SF/ 1,148 Units	93.2%	91.7%	$20,191	$25,823	(21.8)%
VA	36	9,448,692 SF/ 3,202 Units	8,571,954 SF/ 2,891 Units	91.5%	88.3%	53,915	60,966	(11.6)%
MD	9	552,153 SF/ 1,287 Units	500,780 SF/ 498 Units	92.9%	89.6%	4,170	3,681	13.3%
Operating Portfolio - Total / Weighted Average	61	12,743,576 SF/ 6,321 Units	10,993,101 SF/ 4,537 Units	91.9%	89.0%	$78,276	$90,470	(13.5)%
_______________

(1)	Crystal City Marriott and 1700 M Street are excluded from the percent leased and percent occupied metrics.

(2)
Same store refers to the pool of assets that were in service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

(3)	The decrease in non-same store NOI is primarily attributable to lost income from disposed assets.

SUMMARY & SAME STORE NOI (NON-GAAP)	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Nine Months Ended September 30,
	Number of Assets	Square Feet/Units	Square Feet/Units	% Leased (1)	% Occupied (1)	2019	2018	% Change

Same Store (2)
DC	13	2,493,537 SF/ 1,541 Units	1,780,932 SF/ 857 Units	93.6%	92.5%	$52,589	$58,362	(9.9)%
VA	32	8,561,881 SF/ 3,202 Units	7,685,143 SF/ 2,891 Units	91.1%	87.7%	152,603	170,727	(10.6)%
MD	9	552,153 SF/ 1,287 Units	500,780 SF/ 498 Units	92.9%	89.6%	12,499	11,413	9.5%
Total / weighted average	54	11,607,571 SF/ 6,030 Units	9,966,855 SF/ 4,246 Units	91.7%	88.7%	$217,691	$240,502	(9.5)%

Non-Same Store (3)
DC	3	249,194 SF/ 291 Units	139,435 SF/ 291 Units	90.3%	85.1%	$5,881	$19,070	(69.2)%
VA	4	886,811 SF	886,811 SF	95.2%	95.1%	14,441	20,966	(31.1)%
MD	—	—	—	—	—	—	—	—
Total / weighted average	7	1,136,005 SF/ 291 Units	1,026,246 SF/ 291 Units	93.9%	92.3%	$20,322	$40,036	(49.2)%

Total Operating Portfolio
DC	16	2,742,731 SF/ 1,832 Units	1,920,367 SF/ 1,148 Units	93.2%	91.7%	$58,470	$77,432	(24.5)%
VA	36	9,448,692 SF/ 3,202 Units	8,571,954 SF/ 2,891 Units	91.5%	88.3%	167,044	191,693	(12.9)%
MD	9	552,153 SF/ 1,287 Units	500,780 SF/ 498 Units	92.9%	89.6%	12,499	11,413	9.5%
Operating Portfolio - Total / Weighted Average	61	12,743,576 SF/ 6,321 Units	10,993,101 SF/ 4,537 Units	91.9%	89.0%	$238,013	$280,538	(15.2)%

See footnotes on page 21.

SUMMARY NOI (NON-GAAP)	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands	NOI for the Three Months Ended September 30, 2019 at JBG SMITH Share
	Consolidated (6)	Unconsolidated	Commercial (6)	Multifamily	Total
Number of operating assets	44	17	45	16	61
Property rentals (1)	$102,185	$8,353	$81,913	$28,625	$110,538
Tenant expense reimbursement	9,147	1,075	8,246	1,976	10,222
Other revenue	8,943	1,061	8,337	1,667	10,004
Total revenue	120,275	10,489	98,496	32,268	130,764

Operating expenses	(46,755)	(4,984)	(39,912)	(11,827)	(51,739)
Ground rent expense	(744)	(5)	(744)	(5)	(749)
Total expenses	(47,499)	(4,989)	(40,656)	(11,832)	(52,488)

NOI (1)	$72,776	$5,500	$57,840	$20,436	$78,276

Annualized NOI	$291,224	$22,000	$231,480	$81,744	$313,224
Additional Information
Free rent (at 100% share)	$9,307	$2,059	$10,862	$504	$11,366
Free rent (at JBG SMITH share)	$9,307	$832	$9,778	$361	$10,139
Annualized free rent (at JBG SMITH share) (2)	$37,228	$3,328	$39,112	$1,444	$40,556
Payments associated with assumed lease liabilities (at 100% share)	$1,413	$—	$1,413	$—	$1,413
Payments associated with assumed lease liabilities (at JBG SMITH share)	$1,413	$—	$1,413	$—	$1,413
Annualized payments associated with assumed lease liabilities (at JBG SMITH share)(3)	$5,652	$—	$5,652	$—	$5,652
% occupied (at JBG SMITH share) (4)	88.9%	89.5%	86.8%	94.9%	89.0%
Annualized base rent of signed leases, not commenced (at 100% share) (5)	$20,874	$1,949	$22,728	$95	$22,823
Annualized base rent of signed leases, not commenced (at JBG SMITH share) (5)	$20,874	$855	$21,634	$95	$21,729
___________________

(1)
Property rentals excludes straight-line rent adjustments, and other GAAP adjustments, and include payments associated with assumed lease liabilities. NOI excludes approximately $4.3 million of related party management fees at JBG SMITH's share. See definition of NOI on page 51.

(2)	Represents JBG SMITH's share of free rent for the three months ended September 30, 2019 multiplied by four.

(3)	Represents JBG SMITH's share of payments associated with assumed lease liabilities for the three months ended September 30, 2019 multiplied by four.

(4)	Crystal City Marriott and 1700 M Street are excluded from the percent occupied metric.

(5)
Represents monthly base rent before free rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Includes only leases for office and retail spaces that were vacant as of September 30, 2019.

(6)	Includes $0.4 million of annualized NOI from 1600 K Street, which was sold in July 2019.

SUMMARY NOI - COMMERCIAL (NON-GAAP)	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands	NOI for the Three Months Ended September 30, 2019 at JBG SMITH Share
	Consolidated (6)	Unconsolidated	DC (6)	VA	MD	Total
Number of operating assets	34	11	10	31	4	45
Property rentals (1)	$75,816	$6,097	$19,154	$58,833	$3,926	$81,913
Tenant expense reimbursement	7,271	975	2,979	5,145	122	8,246
Other revenue	7,421	916	1,723	6,095	519	8,337
Total revenue	90,508	7,988	23,856	70,073	4,567	98,496

Operating expenses	(35,773)	(4,139)	(10,031)	(28,069)	(1,812)	(39,912)
Ground rent expense	(744)	—	(200)	(324)	(220)	(744)
Total expenses	(36,517)	(4,139)	(10,231)	(28,393)	(2,032)	(40,656)

NOI (1)	$53,991	$3,849	$13,625	$41,680	$2,535	$57,840

Annualized NOI	$216,084	$15,396	$54,500	$166,840	$10,140	$231,480
Additional Information
Free rent (at 100% share)	$8,964	$1,898	$2,525	$8,215	$122	$10,862
Free rent (at JBG SMITH share)	$8,964	$814	$1,579	$8,135	$64	$9,778
Annualized free rent (at JBG SMITH share) (2)	$35,856	$3,256	$6,316	$32,540	$256	$39,112
Payments associated with assumed lease liabilities (at 100% share)	$1,413	$—	$—	$1,413	$—	$1,413
Payments associated with assumed lease liabilities (at JBG SMITH share)	$1,413	$—	$—	$1,413	$—	$1,413
Annualized payments associated with assumed lease liabilities (at JBG SMITH share) (3)	$5,652	$—	$—	$5,652	$—	$5,652
% occupied (at JBG SMITH share) (4)	86.7%	87.3%	90.1%	86.2%	84.6%	86.8%
Annualized base rent of signed leases, not commenced (at 100% share) (5)	$20,779	$1,949	$1,949	$19,592	$1,187	$22,728
Annualized base rent of signed leases, not commenced (at JBG SMITH share) (5)	$20,779	$855	$855	$19,592	$1,187	$21,634
___________________

(1)
Property rentals excludes straight-line rent adjustments, and other GAAP adjustments, and include payments associated with assumed lease liabilities. NOI excludes approximately $3.2 million of related party management fees at JBG SMITH's share. See definition of NOI on page 51.

(2)	Represents JBG SMITH's share of free rent for the three months ended September 30, 2019 multiplied by four.

(3)	Represents JBG SMITH's share of payments associated with assumed lease liabilities for the three months ended September 30, 2019 multiplied by four.

(4)	Crystal City Marriott and 1700 M Street are excluded from the percent occupied metric.

(5)
Represents monthly base rent before free rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Includes only leases for office and retail spaces that were vacant as of September 30, 2019.

(6)	Includes $0.4 million of annualized NOI from 1600 K Street, which was sold in July 2019.

SUMMARY NOI - MULTIFAMILY (NON-GAAP)	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands	NOI for the Three Months Ended September 30, 2019 at JBG SMITH Share
	Consolidated	Unconsolidated	DC	VA	MD	Total
Number of operating assets	10	6	6	5	5	16
Property rentals (1)	$26,369	$2,256	$9,095	$17,095	$2,435	$28,625
Tenant expense reimbursement	1,876	100	801	1,118	57	1,976
Other revenue	1,522	145	344	1,171	152	1,667
Total revenue	29,767	2,501	10,240	19,384	2,644	32,268

Operating expenses	(10,982)	(845)	(3,674)	(7,149)	(1,004)	(11,827)
Ground rent expense	—	(5)	—	—	(5)	(5)
Total expenses	(10,982)	(850)	(3,674)	(7,149)	(1,009)	(11,832)

NOI (1)	$18,785	$1,651	$6,566	$12,235	$1,635	$20,436

Annualized NOI	$75,140	$6,604	$26,264	$48,940	$6,540	$81,744
Additional Information
Free rent (at 100% share)	$343	$161	$152	$303	$49	$504
Free rent (at JBG SMITH share)	$343	$18	$106	$249	$6	$361
Annualized free rent (at JBG SMITH share) (2)	$1,372	$72	$424	$996	$24	$1,444
Payments associated with assumed lease liabilities (at 100% share)	$—	$—	$—	$—	$—	$—
Payments associated with assumed lease liabilities (at JBG SMITH share)	$—	$—	$—	$—	$—	$—
Annualized payments associated with assumed lease liabilities (at JBG SMITH share) (3)	$—	$—	$—	$—	$—	$—
% occupied (at JBG SMITH share)	94.9%	95.0%	94.2%	95.0%	96.0%	94.9%
Annualized base rent of signed leases, not commenced (at 100% share) (4)	$95	—	$95	—	—	$95
Annualized base rent of signed leases, not commenced (at JBG SMITH share) (4)	$95	—	$95	—	—	$95
___________________

(1)
Property rentals excludes straight-line rent adjustments, and other GAAP adjustments, and include payments associated with assumed lease liabilities. NOI excludes approximately $1.1 million of related party management fees at JBG SMITH's share. See definition of NOI on page 51.

(2)	Represents JBG SMITH's share of free rent for the three months ended September 30, 2019 multiplied by four.

(3)	Represents JBG SMITH's share of payments associated with assumed lease liabilities for the three months ended September 30, 2019 multiplied by four.

(4)
Represents monthly base rent before free rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Includes only leases for office and retail spaces that were vacant as of September 30, 2019.

NOI RECONCILIATIONS (NON-GAAP)	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net income attributable to common shareholders	$9,360	$22,830	$31,181	$39,214
Add:
Depreciation and amortization expense	46,862	46,603	141,576	143,880
General and administrative expense:
Corporate and other	11,015	8,201	34,888	25,218
Third-party real estate services	29,809	20,754	86,585	64,552
Share-based compensation related to Formation Transaction and special equity awards	9,549	8,387	30,203	26,912
Transaction and other costs	2,059	4,126	9,928	12,134
Interest expense	10,583	18,979	40,864	56,263
Loss on extinguishment of debt	—	79	1,889	4,536
Reduction of gain on bargain purchase	—	—	—	7,606
Income tax expense (benefit)	432	(841)	(689)	(1,436)
Net income attributable to redeemable noncontrolling interests	1,172	3,552	4,271	6,532
Less:
Third-party real estate services, including reimbursements	34,587	23,788	91,765	72,278
Other income (1)	2,196	1,708	5,951	4,904
Income (loss) from unconsolidated real estate ventures, net	(1,144)	13,484	647	15,418
Interest and other income (loss), net	(640)	4,091	2,363	5,177
Gain on sale of real estate	8,088	11,938	47,121	45,789
Net loss attributable to noncontrolling interests	—	—	—	127
Consolidated NOI	77,754	77,661	232,849	241,718
NOI attributable to unconsolidated real estate ventures at our share	5,500	9,642	15,745	27,893
Non-cash rent adjustments (2)	(10,348)	(1,369)	(25,894)	(3,659)
Other adjustments (3)	3,181	3,179	10,120	11,060
Total adjustments	(1,667)	11,452	(29)	35,294
NOI	$76,087	$89,113	$232,820	$277,012
Less: out-of-service NOI loss (4)	(2,189)	(1,357)	(5,193)	(3,526)
Operating portfolio NOI	$78,276	$90,470	$238,013	$280,538
Non-same store NOI (5)	6,286	11,855	20,322	40,036
Same store NOI (6)	$71,990	$78,615	$217,691	$240,502

Change in same store NOI	(8.4)%		(9.5)%
Number of properties in same store pool	55		54
___________________

(1)
Excludes parking income of $6.3 million and $6.4 million for the three months ended September 30, 2019 and 2018, and $19.5 million and $19.3 million for the nine months ended September 30, 2019 and 2018.

(2)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.

(3)	Adjustment to include other income and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue.

(4)	Includes the results for our Under Construction assets and Future Development Pipeline.

(5)
Includes the results for properties that were not owned, operated and in service for the entirety of both periods being compared and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared. The decrease in non-same store NOI is primarily attributable to lost income from disposed assets.

(6)
Includes the results of the properties that are owned, operated and in service for the entirety of both periods being compared except for properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.

LEASING ACTIVITY - OFFICE	SEPTEMBER 30, 2019 (Unaudited)

square feet in thousands	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Square feet leased:
At 100% share	275	1,505
At JBG SMITH share	243	1,423
Initial rent (1)	$45.99	$45.10
Straight-line rent (2)	$45.98	$45.77
Weighted average lease term (years)	4.4	5.2
Weighted average free rent period (months)	3.5	3.0
Second generation space:	90	765
Square feet	153	658
Cash basis:
Initial rent (1)	$46.00	$44.85
Prior escalated rent	$44.99	$44.71
% change	2.2%	0.3%
GAAP basis:
Straight-line rent (2)	$44.60	$44.43
Prior straight-line rent	$42.60	$42.30
% change	4.7%	5.0%
Tenant improvements:
Per square foot	$33.44	$34.28
Per square foot per annum	$7.54	$6.65
% of initial rent	16.4%	14.7%
Leasing commissions:
Per square foot	$4.12	$4.80
Per square foot per annum	$0.93	$0.93
% of initial rent	2.0%	2.1%
___________________
Note: At JBG SMITH share, unless otherwise indicated. The leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with GAAP. Second generation space represents square footage that was vacant for less than nine months.

(1)
Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis rent per square foot.

(2)	Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases, and includes the effect of free rent and fixed step-ups in rent.

NET EFFECTIVE RENT - OFFICE	SEPTEMBER 30, 2019 (Unaudited)

square feet in thousands, dollars per square feet, at JBG SMITH share	Trailing Five Quarter Average	Three Months Ended
		September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Square feet	508	243	395	785	741	378
Weighted average lease term (years)	6.4	4.4	5.2	5.4	10.2	7.0
Initial rent (1)	$44.75	$45.99	$44.82	$44.97	$45.08	$42.89
Base rent per annum (2)	$50.08	$48.40	$50.73	$49.34	$57.48	$44.43
Tenant improvements per annum	(5.99)	(7.54)	(4.80)	(7.32)	(6.54)	(3.77)
Leasing commissions per annum	(1.10)	(0.93)	(1.22)	(0.79)	(1.93)	(0.61)
Free rent per annum	(2.91)	(3.02)	(2.42)	(1.89)	(3.69)	(3.55)
Net Effective Rent	$40.07	$36.91	$42.29	$39.34	$45.32	$36.50

DC
Square feet	45	12	21	33	72	88
Initial rent (1)	$61.63	$63.45	$65.10	$53.40	$76.45	$49.73
Net effective rent	$56.76	$65.02	$66.17	$39.41	$70.85	$42.34

VA
Square feet	441	211	338	717	658	282
Initial rent (1)	$42.99	$44.63	$43.38	$44.03	$41.83	$41.08
Net effective rent	$37.50	$34.66	$38.96	$38.18	$41.85	$33.86

MD
Square feet	22	20	36	35	10	8
Initial rent (1)	$43.34	$49.73	$46.62	$56.36	$32.24	$31.75
Net effective rent	$36.16	$34.55	$40.22	$58.53	$27.21	$20.30
____________________
Note: Leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with GAAP.

(1)
Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot.

(2)
Represents the weighted average base rent before free rent, plus estimated tenant reimbursements that is recognized over the term of the respective leases, including the effect of fixed step-ups in rent, divided by square feet, and divided by years of lease term. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to base rent. Tenant reimbursements are estimated by escalating tenant reimbursements as of the respective reporting period, or management’s estimate thereof, by 2.75% annually through the lease expiration year.

LEASE EXPIRATIONS	SEPTEMBER 30, 2019 (Unaudited)

		At JBG SMITH Share
Year of Lease Expiration	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent (in thousands)	% of Total Annualized Rent	Annualized Rent Per Square Foot	Estimated Annualized Rent Per Square Foot at Expiration (1)
Month-to-Month	48	156,680	1.6%	$5,143	1.2%	$32.83	$32.83
2019	44	191,948	2.0%	7,920	1.9%	41.26	41.63
2020	154	1,112,684	11.6%	46,413	11.0%	41.71	42.29
2021	119	976,237	10.2%	45,723	10.8%	46.84	47.78
2022	105	1,487,939	15.6%	64,796	15.3%	43.55	45.40
2023	92	532,564	5.6%	22,912	5.4%	43.02	46.79
2024	99	1,045,190	10.9%	47,641	11.3%	45.58	50.01
2025	60	429,622	4.5%	17,320	4.1%	40.31	45.30
2026	54	272,285	2.8%	11,645	2.8%	42.77	49.72
2027	47	441,819	4.6%	19,127	4.5%	43.29	51.56
Thereafter	120	2,921,062	30.6%	134,531	31.7%	46.06	59.41
Total / Weighted Average	942	9,568,030	100.0%	$423,171	100.0%	$44.23	$50.26
____________________
Note: Includes all in-place leases as of September 30, 2019 for office and retail space within JBG SMITH's operating portfolio and assuming no exercise of renewal options or early termination rights. The weighted average remaining lease term for the entire portfolio is 6.0 years.

(1)
Represents monthly base rent before free rent, plus tenant reimbursements, as of lease expiration multiplied by 12 and divided by square feet. Triple net leases are converted to a gross basis by adding tenant reimbursements to monthly base rent. Tenant reimbursements at lease expiration are estimated by escalating tenant reimbursements as of September 30, 2019, or management’s estimate thereof, by 2.75% annually through the lease expiration year.

SIGNED BUT NOT YET COMMENCED LEASES	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands, at JBG SMITH share
		Total Annualized Estimated Rent (3)	Estimated Rent (1) for the Quarter Ending
Assets	C/U (2)		December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021

Commercial
Operating	C	$20,779	$846	$3,746	$4,220	$5,195	$5,195	$5,195
Operating	U	855	121	212	214	214	214	214
Under construction (4)	C	30,773	2,741	4,253	4,274	4,304	6,418	7,693
Under construction	U	9,364	319	1,175	1,638	1,696	1,854	1,854
Total		$61,771	$4,027	$9,386	$10,346	$11,409	$13,681	$14,956

Multifamily
Operating	C	$95	$24	$24	$24	$24	$24	$24
Under construction	C	4,078	27	776	974	1,020	1,020	1,020
Under construction	U	499	—	—	24	36	125	125
Total		$4,672	$51	$800	$1,022	$1,080	$1,169	$1,169

Total		$66,443	$4,078	$10,186	$11,368	$12,489	$14,850	$16,125

____________________
Note: Includes only leases for office and retail spaces that were vacant as of September 30, 2019.

(1)
Represents contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease is estimated to commence, multiplied by the applicable number of months for each quarter based on the lease’s estimated commencement date. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent.

(2)	“C” denotes a consolidated interest. “U” denotes an unconsolidated interest.

(3)
Represents contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease is expected to commence, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent.

(4)	Includes annualized estimated rent of $4.8 million from JBG SMITH's lease at 4747 Bethesda Avenue, estimated to commence in Q4 2019.

TENANT CONCENTRATION	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands			At JBG SMITH Share
	Tenant	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent	% of Total Annualized Rent
1	U.S. Government (GSA)	66	2,437,848	25.5%	$97,263	23.0%
2	Gartner, Inc	1	348,847	3.6%	22,720	5.4%
3	Family Health International	3	295,977	3.1%	15,287	3.6%
4	WeWork (1)	2	205,565	2.1%	11,187	2.6%
5	Lockheed Martin Corporation	2	232,598	2.4%	10,860	2.6%
6	Amazon Services Inc	2	238,861	2.5%	10,618	2.5%
7	Arlington County	3	237,001	2.5%	9,908	2.3%
8	Accenture LLP	2	130,716	1.4%	7,605	1.8%
9	Greenberg Traurig LLP	1	101,602	1.1%	7,188	1.7%
10	Public Broadcasting Service	1	140,885	1.5%	5,971	1.4%
11	Booz Allen Hamilton Inc	2	132,155	1.4%	5,172	1.2%
12	Chemonics International	2	111,520	1.2%	4,488	1.1%
13	Evolent Health LLC	1	90,905	1.0%	4,319	1.0%
14	U.S. Green Building Council	1	54,675	0.6%	3,996	0.9%
15	Conservation International Foundation	1	86,981	0.9%	3,983	0.9%
16	The International Justice Mission	1	74,481	0.8%	3,903	0.9%
17	Cushman & Wakefield U.S. Inc	1	58,641	0.6%	3,875	0.9%
18	The Urban Institute	1	68,620	0.7%	3,702	0.9%
19	American Diabetes Association	1	80,998	0.8%	3,418	0.8%
20	DRS Tech Inc dba Finmeccanica	2	74,649	0.8%	3,366	0.8%
	Other	846	4,364,505	45.5%	184,342	43.7%
	Total	942	9,568,030	100.0%	$423,171	100.0%
_______________
Note: Includes all in-place leases as of September 30, 2019 for office and retail space within JBG SMITH's operating portfolio. As signed but not yet commenced leases commence and tenants take occupancy, our tenant concentration will change.
(1) Excludes the WeLive lease at 2221 S. Clark Street.

INDUSTRY DIVERSITY	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands			At JBG SMITH Share
	Industry	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent	% of Total Annualized Rent
1	Government	80	2,746,140	28.7%	$110,423	26.1%
2	Business Services	138	1,527,780	16.0%	76,061	18.0%
3	Government Contractors	92	1,575,375	16.5%	70,317	16.6%
4	Member Organizations	77	919,618	9.6%	44,026	10.4%
5	Real Estate	47	516,461	5.4%	25,196	6.0%
6	Legal Services	39	272,072	2.8%	14,755	3.5%
7	Health Services	46	352,478	3.7%	14,359	3.4%
8	Food and Beverage	113	234,687	2.5%	12,863	3.0%
9	Communications	12	196,175	2.1%	8,230	1.9%
10	Educational Services	15	96,192	1.0%	4,253	1.0%
	Other	283	1,131,052	11.7%	42,688	10.1%
	Total	942	9,568,030	100.0%	$423,171	100.0%
_______________
Note: Includes all in-place leases as of September 30, 2019 for office and retail space within JBG SMITH's operating portfolio.

PORTFOLIO SUMMARY	SEPTEMBER 30, 2019 (Unaudited)

	Number of Assets	Rentable Square Feet	Number of Units (1)	Estimated Potential Development Density (2)

Wholly Owned
Operating	44	13,848,675	4,213	—
Under construction	5	1,285,516	721	—
Future development	24	—	—	17,913,500
Total	73	15,134,191	4,934	17,913,500

Real Estate Ventures
Operating	17	4,460,445	2,108	—
Under construction	3	966,550	755	—
Future development	16	—	—	4,007,700
Total	36	5,426,995	2,863	4,007,700

Total Portfolio	109	20,561,186	7,797	21,921,200

Total Portfolio (at JBG SMITH Share)	109	16,835,927	5,835	18,667,300

____________________
Note: At 100% share, unless otherwise indicated.

(1)	For assets under construction, represents estimated number of units based on current design plans.

(2)	Includes estimated potential office, multifamily and retail development density.

PROPERTY TABLE - COMMERCIAL	SEPTEMBER 30, 2019 (Unaudited)

Commercial Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q3 2018-2019 / YTD 2018-2019	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot (3)	Retail Annualized Rent Per Square Foot (4)

DC
Universal Buildings	Uptown	100.0%	C	Y / Y	1956 / 1990	659,809	568,734	91,075	97.4%	97.1%	99.6%	$32,887	$50.51	$55.03
2101 L Street	CBD	100.0%	C	Y / Y	1975 / 2007	378,696	347,376	31,320	87.1%	86.6%	92.6%	21,757	66.91	56.32
1730 M Street (5)	CBD	100.0%	C	Y / Y	1964 / 1998	204,748	196,730	8,018	88.5%	87.3%	100.0%	8,651	48.04	49.94
1700 M Street	CBD	100.0%	C	N / N	N/A	34,000	—	—	—	—	—	—	—	—
L’Enfant Plaza Office-East (5)	Southwest	49.0%	U	Y / Y	1972 / 2012	397,296	397,296	—	89.5%	89.5%	—	17,618	49.56	—
L’Enfant Plaza Office-North	Southwest	49.0%	U	Y / Y	1969 / 2014	298,445	278,971	19,474	96.1%	96.8%	85.9%	12,736	46.16	16.38
L’Enfant Plaza Retail (5)	Southwest	49.0%	U	Y / Y	1968 / 2014	119,361	16,596	102,765	74.7%	100.0%	70.6%	4,548	36.50	54.34
The Foundry	Georgetown	9.9%	U	Y / Y	1973 / 2017	223,952	217,098	6,854	90.3%	86.1%	100.0%	9,038	46.85	41.24
1101 17th Street	CBD	55.0%	U	Y / Y	1964 / 1999	211,230	201,472	9,758	87.9%	78.8%	82.7%	8,773	51.71	70.08

VA
Courthouse Plaza 1 and 2 (5)	Clarendon/Courthouse	100.0%	C	Y / Y	1989 / 2013	633,206	576,013	57,193	84.7%	82.6%	100.0%	$22,655	$43.38	$35.39
Central Place Tower (5)	Rosslyn	100.0%	C	N / N	2018 / N/A	552,540	524,537	28,003	92.9%	92.6%	99.1%	32,234	64.18	37.97
2121 Crystal Drive	National Landing	100.0%	C	Y / Y	1985 / 2006	505,349	505,349	—	84.3%	84.3%	—	19,951	46.84	—
2345 Crystal Drive	National Landing	100.0%	C	Y / Y	1988 / N/A	502,743	498,537	4,206	78.4%	77.0%	95.6%	17,667	45.68	32.69
2231 Crystal Drive	National Landing	100.0%	C	Y / Y	1987 / 2009	467,207	416,247	50,960	84.3%	81.0%	100.0%	16,676	43.92	36.77
1550 Crystal Drive	National Landing	100.0%	C	Y / Y	1980 / 2001	451,868	451,868	—	97.9%	96.0%	—	17,074	39.38	—
RTC-West (6)	Reston	100.0%	C	Y / Y	1988 / 2014	431,560	431,560	—	93.1%	93.1%	—	15,922	39.62	—
RTC-West Retail	Reston	100.0%	C	Y / N	2017 / N/A	40,025	—	40,025	91.9%	—	91.9%	2,438	—	66.25
2011 Crystal Drive	National Landing	100.0%	C	Y / Y	1984 / 2006	439,466	432,704	6,762	87.2%	86.0%	49.7%	16,022	42.55	56.74
2451 Crystal Drive	National Landing	100.0%	C	Y / Y	1990 / N/A	398,329	386,639	11,690	71.7%	71.0%	95.5%	12,222	43.00	37.49
1235 S. Clark Street	National Landing	100.0%	C	Y / Y	1981 / 2007	383,932	335,586	48,346	94.6%	84.7%	100.0%	12,807	41.61	20.19
241 18th Street S.	National Landing	100.0%	C	Y / Y	1977 / 2013	360,034	333,544	26,490	95.1%	66.5%	91.5%	9,044	38.46	20.95
251 18th Street S.	National Landing	100.0%	C	Y / Y	1975 / 2013	342,333	293,162	49,171	96.6%	95.2%	95.0%	13,167	41.56	33.59
1215 S. Clark Street	National Landing	100.0%	C	Y / Y	1983 / 2002	336,159	333,546	2,613	100.0%	100.0%	100.0%	10,900	32.42	33.51
201 12th Street S.	National Landing	100.0%	C	Y / Y	1987 / N/A	329,813	318,688	11,125	98.5%	97.9%	100.0%	11,663	35.94	40.79
800 North Glebe Road	Ballston	100.0%	C	Y / Y	2012 / N/A	303,644	277,397	26,247	98.5%	100.0%	82.3%	15,392	51.74	48.16
2200 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	282,920	282,920	—	71.5%	71.5%	—	8,680	42.91	—
1225 S. Clark Street	National Landing	100.0%	C	Y / Y	1982 / 2013	277,145	264,295	12,850	96.9%	53.5%	100.0%	5,577	37.69	19.28
1901 South Bell Street	National Landing	100.0%	C	Y / Y	1968 / 2008	276,987	275,063	1,924	96.2%	96.1%	100.0%	10,581	39.95	8.96
Crystal City Marriott (345 Rooms)	National Landing	100.0%	C	Y / Y	1968 / 2013	266,000	—	—	—	—	—	—	—	—
2100 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	249,281	249,281	—	97.4%	97.4%	—	10,392	42.80	—

PROPERTY TABLE - COMMERCIAL	SEPTEMBER 30, 2019 (Unaudited)

Commercial Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q3 2018-2019 / YTD 2018-2019	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot (3)	Retail Annualized Rent Per Square Foot (4)
1800 South Bell Street	National Landing	100.0%	C	N / N	1969 / 2007	215,828	191,349	24,479	100.0%	100.0%	100.0%	$8,726	$44.41	$9.33
200 12th Street S.	National Landing	100.0%	C	Y / Y	1985 / 2013	202,736	202,736	—	87.3%	87.3%	—	7,768	43.89	—
2001 Richmond Highway (6)	National Landing	100.0%	C	N / N	1967 / N/A	78,418	78,418	—	100.0%	100.0%	—	2,775	35.39	—
Crystal City Shops at 2100	National Landing	100.0%	C	Y / Y	1968 / 2006	59,574	—	59,574	89.6%	—	89.6%	778	—	14.58
Crystal Drive Retail	National Landing	100.0%	C	Y / Y	2003 / N/A	56,965	—	56,965	87.9%	—	85.1%	2,750	—	56.70
Vienna Retail*	Vienna	100.0%	C	Y / Y	1981 / N/A	8,584	—	8,584	100.0%	—	100.0%	468	—	54.58
Stonebridge at Potomac Town Center*	Prince William County	10.0%	U	Y / Y	2012 / N/A	503,613	—	503,613	92.2%	—	91.7%	15,401	—	33.35
Pickett Industrial Park	Eisenhower Avenue	10.0%	U	Y / Y	1973 / N/A	246,145	246,145	—	100.0%	100.0%	—	4,168	16.93	—
Rosslyn Gateway-North	Rosslyn	18.0%	U	Y / Y	1996 / 2014	144,157	131,403	12,754	89.7%	89.1%	96.0%	5,168	41.02	29.68
Rosslyn Gateway-South	Rosslyn	18.0%	U	Y / Y	1961 / N/A	102,131	94,547	7,584	86.9%	90.6%	40.4%	2,351	25.84	45.10

MD
7200 Wisconsin Avenue	Bethesda CBD	100.0%	C	Y / Y	1986 / 2015	268,610	258,420	10,190	84.2%	74.1%	83.9%	$9,856	$48.48	$67.54
One Democracy Plaza* (5)	Bethesda‑Rock Spring	100.0%	C	Y / Y	1987 / 2013	212,894	210,756	2,138	96.9%	96.9%	100.0%	6,656	32.28	29.60
4749 Bethesda Avenue Retail	Bethesda CBD	100.0%	C	Y / Y	2016 / N/A	7,999	—	7,999	47.9%	—	47.9%	1,011	—	264.00
11333 Woodglen Drive	Rockville Pike Corridor	18.0%	U	Y / Y	2004 / N/A	62,650	54,077	8,573	97.6%	97.2%	100.0%	2,166	34.05	43.82

Total / Weighted Average						12,528,382	10,879,060	1,349,322	90.5%	87.4%	91.0%	$467,114	$44.17	$38.51

Recently Delivered
DC
500 L'Enfant Plaza	Southwest	49.0%	U	N / N	2019 / N/A	215,194	215,194	—	79.3%	74.3%	—	8,730	54.58	—

Operating - Total / Weighted Average						12,743,576	11,094,254	1,349,322	90.4%	87.1%	91.0%	$475,844	$44.34	$38.51

Under Construction
DC
1900 N Street (5)	CBD	55.0%	U			271,433	258,931	12,502	73.0%
VA
1770 Crystal Drive	National Landing	100.0%	C			271,572	258,299	13,273	97.8%
Central District Retail	National Landing	100.0%	C			108,825	—	108,825	72.8%

PROPERTY TABLE - COMMERCIAL	SEPTEMBER 30, 2019 (Unaudited)

Commercial Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q3 2018-2019 / YTD 2018-2019	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot (3)	Retail Annualized Rent Per Square Foot (4)
MD
4747 Bethesda Avenue (7)	Bethesda CBD	100.0%	C			291,414	285,251	6,163	84.4%
Under Construction - Total / Weighted Average						943,244	802,481	140,763	83.6%

Total / Weighted Average						13,686,820	11,896,735	1,490,085	89.9%

Totals at JBG SMITH Share
In service assets						10,887,666	9,788,217	799,448	90.3%	86.9%	92.2%	$411,669	$44.86	$40.75
Recently delivered assets						105,435	105,435	—	79.3%	74.3%	—	$4,277	$54.58	$—
Operating assets						10,993,101	9,893,652	799,448	90.2%	86.8%	92.2%	$415,946	$44.95	$40.75
Under construction assets						821,099	685,962	135,137	85.2%
											1,077,323.9

Number of Assets and Total Square Feet Reconciliation
	Number of Assets	At 100% Share	At JBG SMITH Share
Operating Assets		Square Feet	Square Feet
Q2 2019	46	12,826,573	11,079,196
Placed into service	—	—	—
Dispositions (8)	(1)	(82,653)	(82,653)
Out-of-service adjustment	—	(5,487)	(5,487)
Building re-measurements	—	5,143	2,045
Q3 2019	45	12,743,576	10,993,101

See footnotes on page 37.

PROPERTY TABLE - COMMERCIAL	SEPTEMBER 30, 2019 (Unaudited)

Footnotes
Note: At 100% share, unless otherwise noted. Excludes our 10% subordinated interest in two commercial buildings held through a real estate venture in which we have no economic interest.
* Not Metro-served.

(1)	“C” denotes a consolidated interest. “U” denotes an unconsolidated interest.

(2)	“Y” denotes an asset as same store and “N” denotes an asset as non-same store.

(3)
Represents annualized office rent divided by occupied office square feet; annualized retail rent and retail square feet are excluded from this metric. Occupied office square footage may differ from leased office square footage because leased office square footage includes leases that have been signed but have not yet commenced.

(4)
Represents annualized retail rent divided by occupied retail square feet. Occupied retail square footage may differ from leased retail square footage because leased retail square footage includes leases that have been signed but have not yet commenced.

(5)	The following assets are subject to ground leases:

Commercial Asset	Ground Lease Expiration Date
1730 M Street	4/30/2061
L'Enfant Plaza Office - East	11/23/2064
L'Enfant Plaza Retail	11/23/2064
Courthouse Plaza 1 and 2	1/19/2062
Central Place Tower*	6/2/2102
One Democracy Plaza	11/17/2084
1900 N Street**	5/31/2106
* We have an option to purchase the ground lease at a fixed price. The ground lease has been recorded as a financing lease for accounting purposes; therefore, any expense is recorded as interest expense and excluded from NOI.
** Only a portion of the asset is subject to a ground lease.

(6)	The following assets contain space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from area, leased, and occupancy metrics.

Commercial Asset	In-Service	Not Available for Lease
RTC - West	431,560	17,988
2001 Richmond Highway	78,418	81,420

(7)	Includes JBG SMITH’s lease for approximately 84,400 square feet.

(8)	In July 2019, we sold 1600 K Street for $43.0 million.

PROPERTY TABLE - MULTIFAMILY	SEPTEMBER 30, 2019 (Unaudited)

Multifamily Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q3 2018-2019 / YTD 2018-2019	Year Built / Renovated	Number of Units	Total Square Feet	Multifamily Square Feet	Retail Square Feet	% Leased	Multifamily % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Monthly Rent Per Unit (3) (4)	Monthly Rent Per Square Foot (4) (5)

DC
Fort Totten Square	Brookland/Fort Totten	100.0%	C	Y / Y	2015 / N/A	345	384,956	254,292	130,664	96.3%	93.6%	100.0%	$9,099	$1,793	$2.43
WestEnd25	West End	100.0%	C	Y / Y	2009 / N/A	283	273,264	273,264	—	98.8%	98.2%	—	11,954	3,583	3.71
1221 Van Street	Ballpark/Southeast	100.0%	C	N / N	2018 / N/A	291	225,530	202,715	22,815	95.5%	90.7%	93.1%	8,704	2,407	3.46
North End Retail	U Street/Shaw	100.0%	C	Y / Y	2015 / N/A	—	27,355	—	27,355	100.0%	N/A	100.0%	1,559	N/A	N/A
The Gale Eckington	H Street/NoMa	5.0%	U	Y / Y	2013 / 2017	603	466,716	465,516	1,200	95.3%	91.9%	100.0%	13,783	2,068	2.68
Atlantic Plumbing	U Street/Shaw	64.0%	U	Y / Y	2015 / N/A	310	245,527	221,788	23,739	97.0%	94.8%	100.0%	10,186	2,567	3.59

VA
RiverHouse Apartments	National Landing	100.0%	C	Y / Y	1960 / 2013	1,676	1,327,551	1,324,889	2,662	95.3%	94.3%	100.0%	$34,489	$1,814	$2.30
The Bartlett	National Landing	100.0%	C	Y / Y	2016 / N/A	699	619,372	577,295	42,077	96.8%	95.1%	100.0%	22,808	2,680	3.25
220 20th Street	National Landing	100.0%	C	Y / Y	2009 / N/A	265	271,476	269,913	1,563	97.0%	94.7%	100.0%	8,030	2,648	2.60
2221 S. Clark Street	National Landing	100.0%	C	Y / Y	1964 / 2016	216	164,743	164,743	—	100.0%	100.0%	—	3,491	N/A	N/A
Fairway Apartments*	Reston	10.0%	U	Y / Y	1969 / 2005	346	370,850	370,850	—	96.7%	96.2%	—	6,715	1,680	1.57

MD
Falkland Chase-South & West	Downtown Silver Spring	100.0%	C	Y / Y	1938 / 2011	268	222,797	222,797	—	97.0%	94.8%	—	$5,159	$1,692	$2.04
Falkland Chase-North	Downtown Silver Spring	100.0%	C	Y / Y	1938 / 1986	170	112,229	112,229	—	98.5%	97.6%	—	2,961	1,486	2.25
Galvan	Rockville Pike Corridor	1.8%	U	Y / Y	2015 / N/A	356	390,641	295,033	95,608	97.3%	94.4%	96.8%	10,817	1,797	2.17
The Alaire (6)	Rockville Pike Corridor	18.0%	U	Y / Y	2010 / N/A	279	266,673	251,691	14,982	96.9%	96.8%	100.0%	6,307	1,770	1.96
The Terano (6) (7)	Rockville Pike Corridor	1.8%	U	Y / Y	2015 / N/A	214	195,864	183,496	12,368	94.7%	95.3%	76.2%	4,597	1,758	2.05

Operating - Total / Weighted Average						6,321	5,565,544	5,190,511	375,033	96.5%	94.7%	98.0%	$160,659	$2,096	$2.55

Under Construction
DC
West Half	Ballpark/Southeast	100.0%	C			465	388,174	346,415	41,759
965 Florida Avenue (8)	U Street/Shaw	96.1%	C			433	336,092	290,296	45,796
Atlantic Plumbing C	U Street/Shaw	100.0%	C			256	225,531	206,057	19,474

PROPERTY TABLE - MULTIFAMILY	SEPTEMBER 30, 2019 (Unaudited)

Multifamily Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q3 2018-2019 / YTD 2018-2019	Year Built / Renovated	Number of Units	Total Square Feet	Multifamily Square Feet	Retail Square Feet	% Leased	Multifamily % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Monthly Rent Per Unit (3) (4)	Monthly Rent Per Square Foot (4) (5)

MD
7900 Wisconsin Avenue	Bethesda CBD	50.0%	U			322	359,025	338,990	20,035

Under Construction - Total						1,476	1,308,822	1,181,758	127,064

Total						7,797	6,874,366	6,372,269	502,097

Totals at JBG SMITH Share
Operating assets						4,537	3,905,390	3,658,360	247,029	96.5%	94.9%	99.3%	$117,546	$2,177	$2.69
Under construction assets						1,298	1,116,337	1,001,058	115,279

Number of Assets and Total Square Feet/Units Reconciliation
	Number of Assets	At 100% Share	At JBG SMITH Share
Operating Assets		Square Feet/Units	Square Feet/Units
Q2 2019	16	5,565,544 SF/ 6,321 Units	3,905,390 SF/ 4,537 Units
Placed into service	—	—	—
Out-of-service adjustment	—	—	—
Building re-measurements	—	—	—
Q3 2019	16	5,565,544 SF/ 6,321 Units	3,905,390 SF/ 4,537 Units

Leasing Activity - Multifamily
	Number of Assets	Number of Units	Monthly Rent Per Unit (3)			Multifamily % Occupied			Annualized Rent (in thousands)
			Q3 2019	Q3 2018	% Change	Q3 2019	Q3 2018	% Change	Q3 2019	Q3 2018	% Change
DC	4	857	$2,590	$2,539	2.0%	95.4%	94.4%	1.0%	$25,387	$24,650	3.0%
VA	4	2,675	2,123	2,093	1.4%	94.6%	95.9%	(1.3)%	64,457	64,285	0.3%
MD	5	498	1,631	1,674	(2.6)%	96.0%	96.8%	(0.8)%	9,360	9,531	(1.8)%
Total / Weighted Average	13	4,030	$2,161	$2,135	1.2%	94.9%	95.4%	(0.5)%	$99,204	$98,466	0.7%
Note: At JBG SMITH share. Includes assets placed in service prior to July 1, 2018. Excludes North End Retail and 2221 S. Clark Street (WeLive).

See footnotes on page 40.

PROPERTY TABLE - MULTIFAMILY	SEPTEMBER 30, 2019 (Unaudited)

Footnotes

Note: At 100% share.
* Not Metro-served.

(1)	“C” denotes a consolidated interest. “U” denotes an unconsolidated interest.

(2)	“Y” denotes an asset as same store and “N” denotes an asset as non-same store.

(3)
Represents multifamily rent divided by occupied multifamily units; retail rent is excluded from this metric. Occupied units may differ from leased units because leased units include leases that have been signed but have not yet commenced.

(4)	Excludes North End Retail and 2221 S. Clark Street (WeLive).

(5)
Represents multifamily rent divided by occupied multifamily square feet; retail rent and retail square feet are excluded from this metric. Occupied multifamily square footage may differ from leased multifamily square footage because leased multifamily square footage includes leases that have been signed but have not yet commenced.

(6)	The following assets are subject to ground leases:

Multifamily Asset	Ground Lease Expiration Date
The Alaire	3/27/2107
The Terano	8/5/2112

(7)	The following asset contains space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from area, leased, and occupancy metrics.

Multifamily Asset	In-Service	Not Available for Lease
The Terano	195,864	3,904

(8)
Ownership percentage reflects expected dilution of JBG SMITH's real estate venture partner as contributions are funded during the construction of the asset. As of September 30, 2019, JBG SMITH's ownership interest was 94.2%.

PROPERTY TABLE - UNDER CONSTRUCTION	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands, except per square foot data		% Ownership	Estimated Square Feet	% Pre-Leased	Pre-Lease Rent Per Square Foot (1)	Estimated Number of Units		Schedule (2)		At JBG SMITH Share
							Construction Start Date	Estimated Completion Date	Estimated Stabilization Date	Historical Cost (3)	Estimated Incremental Investment	Estimated Total Investment
Asset	Submarket

Commercial
DC
1900 N Street	CBD	55.0%	271,433	73.0%	$85.95	—	Q2 2017	Q2 2020	Q4 2022	$108,214	$15,675	$123,889
VA
1770 Crystal Drive (4)	National Landing	100.0%	271,572	97.8%	46.05	—	Q4 2018	Q2 2021	Q2 2021	69,487	50,455	119,942
Central District Retail (4)	National Landing	100.0%	108,825	72.8%	46.88	—	Q4 2018	Q2 2021	Q4 2021	33,451	83,675	117,126
MD
4747 Bethesda Avenue (5)	Bethesda CBD	100.0%	291,414	84.4%	61.96	—	Q2 2017	Q4 2019	Q2 2021	137,220	23,400	160,620
Total/weighted average			943,244	83.6%	$61.11	—	Q1 2018	Q3 2020	Q3 2021	$348,372	$173,205	$521,577

Multifamily
DC
West Half	Ballpark/Southeast	100.0%	388,174	—	—	465	Q1 2017	Q3 2019	Q1 2021	$213,216	$15,153	$228,369
965 Florida Avenue (6)	U Street/Shaw	96.1%	336,092	—	—	433	Q4 2017	Q4 2020	Q1 2022	105,690	46,929	152,619
Atlantic Plumbing C	U Street/Shaw	100.0%	225,531	—	—	256	Q1 2017	Q4 2019	Q3 2020	140,243	18,410	158,653
MD
7900 Wisconsin Avenue	Bethesda CBD	50.0%	359,025	—	—	322	Q2 2017	Q3 2020	Q4 2021	64,342	30,073	94,415
Total/weighted average			1,308,822	—	—	1,476	Q2 2017	Q1 2020	Q2 2021	$523,491	$110,565	$634,056

Under Construction - Total / Weighted Average (7)			2,252,066	83.6%	$61.11	1,476	Q3 2017	Q2 2020	Q3 2021	$871,863	$283,770	$1,155,633
Under Construction - Total / Weighted Average at JBG SMITH Share (7)			1,937,435	85.2%	$57.95	1,298

				Commercial	Multifamily	Total
Weighted average projected NOI yield at JBG SMITH share:
Estimated total project cost (8)				6.5%	6.4%	6.4%				Consol	238,022
Estimated total investment				6.3%	6.0%	6.1%				Unconsol	45,748
Estimated incremental investment				19.0%	34.3%	25.0%
Estimated Stabilized NOI at JBG SMITH Share (dollars in millions)				$32.9	$37.9	$70.8
____________________
Note: At 100% share, unless otherwise noted.

(1)
Based on leases signed as of September 30, 2019 and calculated as contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to contractual monthly base rent.

(2)	Average dates are weighted by JBG SMITH share of estimated square feet.

(3)	Historical cost excludes certain GAAP adjustments, such as capitalized payroll, interest and ground lease costs. See definition of historical cost on page 51.

(4)	Historical cost of 1770 Crystal Drive and Central District Retail includes $4.4 million and $4.3 million of prior design costs not related to the current planned development.

(5)	Includes JBG SMITH’s lease for approximately 84,400 square feet.

(6)
Ownership percentage reflects expected dilution of JBG SMITH's real estate venture partner as contributions are funded during the construction of the asset. As of September 30, 2019, JBG SMITH's ownership interest was 94.2%.

(7)	Multifamily assets are excluded from the weighted average percent pre-leased and pre-lease rent per square foot metrics.

(8)	Estimated total project cost is estimated total investment excluding purchase price allocation adjustments recognized as a result of the Formation Transaction.

PROPERTY TABLE - FUTURE DEVELOPMENT	SEPTEMBER 30, 2019 (Unaudited) (Unaudited)

dollars in thousands, except per square foot data, at JBG SMITH share						Estimated Commercial SF / Multifamily Units to be Replaced (1)			Estimated Capitalized Cost of SF / Units to Be Replaced (4)	Estimated Capitalized Cost of Ground Rent Payments (5)		Estimated Total Investment per SF
	Number of Assets							Estimated Remaining Acquisition Cost (3)			Estimated Total Investment
		Estimated Potential Development Density (SF)					Historical Cost (2)
Region		Total	Office	Multifamily	Retail

Owned
DC
DC	8	1,678,400	312,100	1,357,300	9,000	—	$106,808	N/A	$—	$—	$106,808	$63.64
VA
National Landing	11	6,910,400	2,135,000	4,655,700	119,700	294,246 SF	162,113	N/A	25,467	—	187,580	27.14
Reston	4	2,589,200	924,800	1,462,400	202,000	15 units	74,749	N/A	3,086	—	77,835	30.06
Other VA	4	199,600	88,200	102,100	9,300	21,556 SF	1,443	N/A	4,975	2,480	8,898	44.58
	19	9,699,200	3,148,000	6,220,200	331,000	315,802 SF / 15 units	238,305	N/A	33,528	2,480	274,313	28.28
MD
Silver Spring	1	1,276,300	—	1,156,300	120,000	170 units	15,060	N/A	34,533	—	49,593	38.86
Greater Rockville	4	126,500	19,200	88,600	18,700	—	3,270	N/A	—	671	3,941	31.15
	5	1,402,800	19,200	1,244,900	138,700	170 units	18,330	N/A	34,533	671	53,534	38.16
Total / weighted average	32	12,780,400	3,479,300	8,822,400	478,700	315,802 SF / 185 units	$363,443	N/A	$68,061	$3,151	$434,655	$34.01

Optioned (6)
DC
DC	3	1,793,600	78,800	1,498,900	215,900	—	$19,436	$25,051	$—	$71,113	$115,600	$64.45
VA
Other VA	1	11,300	—	10,400	900	—	115	995	—	—	1,110	98.23
Total / weighted average	4	1,804,900	78,800	1,509,300	216,800	—	$19,551	$26,046	$—	$71,113	$116,710	$64.66

Held for Sale
VA
National Landing (7)	4	4,082,000	4,082,000	—	—	—	$167,408	N/A	$—	$—	$167,408	$41.01

Total / Weighted Average	40	18,667,300	7,640,100	10,331,700	695,500	315,802 SF / 185 units	$550,402	$26,046	$68,061	$74,264	$718,773	$38.50
____________________

(1)
Represents management's estimate of the total office and/or retail rentable square feet and multifamily units that would need to be redeveloped to access some of the estimated potential development density.

(2)
Historical cost includes certain intangible assets, such as option and transferable density rights values; and excludes certain GAAP adjustments, such as capitalized payroll, interest and ground lease costs. See definition of historical cost on page 51.

(3)	Represents management's estimate of remaining deposits, option payments, and option strike prices as of September 30, 2019.

(4)
Capitalized value of estimated commercial square feet / multifamily units to be replaced, which generated approximately $1.0 million of NOI for the three months ended September 30, 2019 (included in the NOI of the applicable operating segment), at a 6.0% capitalization rate. The annualized NOI for 1800 South Bell Street is excluded from this calculation.

(5)
Capitalized value of stabilized annual ground rent payments associated with leasehold assets at a 5.0% capitalization rate. Two owned parcels and one optioned parcel are leasehold interests with estimated annual stabilized ground rent payments totaling $3.7 million.

(6)	As of September 30, 2019, the weighted average remaining term for the optioned future development assets is 4.8 years.

(7)
Represents the estimated potential development density that JBG SMITH has sold to Amazon pursuant to executed purchase and sale agreements. Subject to customary closing conditions, Amazon is expected to pay $293.9 million for the assets.

DISPOSITION ACTIVITY	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands, at JBG SMITH share					Total Square Feet/ Estimated Potential Development Density	Gross Sales Price	Net Cash Proceeds	Book Gain
Assets	Ownership Percentage	Asset Type	Location	Date Disposed

Q1 2019
Commerce Executive / Commerce Metro Land (1)	100.0%	Commercial / Future Development	Reston, VA	February 4, 2019	388,562 / 894,000	$114,950	$117,676	$39,033

Q2 2019
None

Q3 2019
1600 K Street	100.0%	Commercial	Washington, DC	July 31, 2019	82,653	$43,000	$40,134	$8,088

Total					471,215/ 894,000	$157,950	$157,810	$47,121

_______________
Note: The disposed assets generated $72,000 and $1.7 million of NOI for the three and nine months ended September 30, 2019. As of September 30, 2019, Pen Place and Metropolitan Park were classified as held for sale in our condensed consolidated balance sheet. In March 2019, we entered into agreements for the sale of Pen Place and Metropolitan Park, Future Development assets having an aggregate estimated potential development density of up to approximately 4.1 million square feet, with Amazon for its additional headquarters.

(1)	Cash proceeds include the reimbursement of $4.0 million of tenant improvement costs and leasing commissions paid by us prior to the closing.

DEBT SUMMARY	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands, at JBG SMITH share	2019	2020	2021	2022	2023	Thereafter	Total

Consolidated and Unconsolidated Principal Balance
Unsecured Debt:
Revolving credit facility ($1 billion commitment)	$—	$—	$—	$—	$—	$—	$—
Term loans ($400 million commitment)	—	—	—	—	100,000	200,000	300,000
Total unsecured debt	—	—	—	—	100,000	200,000	300,000
Secured Debt:
Consolidated principal balance	—	97,141	330,651	107,500	174,923	651,625	1,361,840
Unconsolidated principal balance	5,734	152,789	—	83,157	20,500	61,276	323,456
Total secured debt	5,734	249,930	330,651	190,657	195,423	712,901	1,685,296

Total Consolidated and Unconsolidated Principal Balance	$5,734	$249,930	$330,651	$190,657	$295,423	$912,901	$1,985,296

% of total debt maturing	0.3%	12.6%	16.7%	9.6%	14.9%	45.9%	100.0%
% floating rate (1)	100.0%	56.0%	4.2%	38.3%	—	0.9%	12.2%
% fixed rate (2)	—	44.0%	95.8%	61.7%	100.0%	99.1%	87.8%

Weighted Average Interest Rates
Variable rate	3.87%	5.72%	3.67%	3.58%	—	3.84%	4.84%
Fixed rate	—	3.32%	4.09%	3.60%	4.48%	4.15%	4.10%
Total Weighted Average Interest Rates	3.87%	4.67%	4.07%	3.59%	4.48%	4.14%	4.19%

	Credit Facility
	Revolving Credit Facility	Tranche A-1 Term Loan	Tranche A-2 Term Loan	Total/Weighted Average			1,661,840
Credit limit	$1,000,000	$200,000	$200,000	$1,400,000			2.12%
Outstanding principal balance	$—	$100,000	$200,000	$300,000
Letters of credit	$2,394	$—	$—	$2,394
Undrawn capacity	$997,606	$100,000	$—	$1,097,606
Interest rate spread (3)	1.10%	1.20%	1.15%	1.17%
All-In interest rate (4)	3.12%	3.32%	3.82%	3.65%
Initial maturity date	Jul-21	Jan-23	Jul-24	—
Delayed draw availability period	—	Jul-20	—	—
____________________

(1)	Floating rate debt includes floating rate loans with interest rate caps.

(2)	Fixed rate debt includes floating rate loans with interest rate swaps.

(3)	The interest rate for the revolving credit facility excludes a 0.15% facility fee.

(4)
The all-in interest rate is inclusive of interest rate swaps. As of September 30, 2019, the notional amount of the Tranche A-1 Term Loan and the Tranche A-2 Term Loan interest rate swap was $100.0 million and $137.6 million.

DEBT BY INSTRUMENT	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands Asset	% Ownership	Principal Balance	Stated Interest Rate	Interest Rate Hedge	Current Annual Interest Rate (1)	Initial Maturity Date	Extended Maturity Date (2)

Consolidated
RTC - West	100.0%	$97,141	L + 1.50%	Swap	3.33%	04/12/20	04/12/21
Courthouse Plaza 1 and 2	100.0%	—	L + 1.60%	—	3.62%	05/10/20	05/10/21
WestEnd25	100.0%	96,651	4.88%	Fixed	4.88%	06/01/21	06/01/21
Credit Facility - Revolving Credit Facility	100.0%	—	L + 1.10%	—	3.12%	07/16/21	07/16/22
Credit Facility -Tranche A-1 Term Loan	100.0%	100,000	L + 1.20%	Swap	3.32%	01/18/23	01/18/23
2121 Crystal Drive	100.0%	134,666	5.51%	Fixed	5.51%	03/01/23	03/01/23
Falkland Chase - South & West	100.0%	40,257	3.78%	Fixed	3.78%	06/01/23	06/01/23
Central Place Tower (3)	100.0%	234,000	L + 1.65%	Swap	3.74%	11/07/21	11/07/23
800 North Glebe Road	100.0%	107,500	L + 1.60%	Swap	3.60%	06/30/22	06/30/24
Credit Facility - Tranche A-2 Term Loan (4)	100.0%	200,000	L + 1.15%	Swap	3.82%	07/18/24	07/18/24
2101 L Street	100.0%	135,096	3.97%	Fixed	3.97%	08/15/24	08/15/24
201 12th Street S., 200 12th Street S., and 251 18th Street S.	100.0%	83,319	7.94%	Fixed	7.94%	01/01/25	01/01/25
RiverHouse Apartments	100.0%	307,710	L + 1.28%	Swap	3.47%	04/01/25	04/01/25
1730 M Street	100.0%	47,500	L + 1.25%	Swap	3.92%	12/21/25	12/21/25
1235 S. Clark Street	100.0%	78,000	3.94%	Fixed	3.94%	11/01/27	11/01/27
Total Consolidated Principal Balance		1,661,840
Premium / (discount) recognized as a result of the Formation Transaction		1,109
Deferred financing costs - mortgage loans		(4,378)		#REF!
Deferred financing costs - credit facility (5)		(6,268)		#REF!
Total Consolidated Indebtedness		$1,652,303		#REF!

Total Consolidated Indebtedness (net of premium / (discount) and deferred financing costs)
Mortgages payable		$1,358,571
Revolving credit facility		—	—	3,392
Deferred financing costs, net - credit facility (included in other assets)		(3,392)
Unsecured term loan		297,124
Total Consolidated Indebtedness		$1,652,303

DEBT BY INSTRUMENT	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands Asset	% Ownership	Principal Balance	Stated Interest Rate	Interest Rate Hedge	Current Annual Interest Rate (1)	Initial Maturity Date	Extended Maturity Date (2)

Unconsolidated
11333 Woodglen Drive	18.0%	$12,479	L + 1.90%	Swap	3.52%	01/01/20	01/01/20
Galvan	1.8%	89,500	L + 1.75%	Cap	3.77%	03/06/20	03/06/21
The Foundry	9.9%	58,000	L + 1.85%	Cap	3.87%	12/12/19	12/12/21
L'Enfant Plaza Office - North, L'Enfant Plaza Office - East, L'Enfant Plaza Retail (6)	49.0%	211,555	L + 3.65%	Cap	5.74%	05/08/20	05/08/22
500 L'Enfant Plaza (7)	49.0%	71,066	L + 3.75%	Cap	5.77%	05/08/20	05/08/22
Atlantic Plumbing	64.0%	100,000	L + 1.50%	—	3.52%	11/08/22	11/08/22
Stonebridge at Potomac Town Center	10.0%	104,611	L + 1.70%	Swap	3.25%	12/10/20	12/10/22
Rosslyn Gateway - North, Rosslyn Gateway - South	18.0%	49,666	L + 2.00%	Cap	4.02%	08/29/22	08/29/24
The Alaire	18.0%	48,000	L + 1.82%	Cap	3.84%	03/01/25	03/01/25
1101 17th Street	55.0%	60,000	L + 1.25%	Swap	4.13%	06/13/25	06/13/25
Fairway Apartments	10.0%	46,758	L + 1.50%	Swap	3.59%	07/01/22	07/01/25
7900 Wisconsin Avenue	50.0%	33,327	4.82%	Fixed	4.82%	07/15/25	07/15/25
The Gale Eckington	5.0%	110,813	L + 1.60%	Swap	3.56%	07/31/22	07/31/25
Pickett Industrial Park	10.0%	23,600	L + 1.45%	Swap	3.56%	09/04/25	09/04/25
The Terano	1.8%	34,000	L + 1.35%	Swap	4.45%	11/09/25	11/09/25
Wardman Park	16.7%	123,003	4.77%	Fixed	4.77%	02/01/23	02/01/28
Total Unconsolidated Principal Balance		1,176,378
Deferred financing costs		(1,905)
Total Unconsolidated Indebtedness		$1,174,473

Principal Balance at JBG SMITH Share
Consolidated principal balance at JBG SMITH share		$1,661,840	87.8%
Unconsolidated principal balance at JBG SMITH share		323,456	67%		578,121
Total Consolidated and Unconsolidated Principal Balance at JBG SMITH Share		$1,985,296

Indebtedness at JBG SMITH Share (net of premium / (discount) and deferred financing costs)
Consolidated indebtedness at JBG SMITH Share		$1,652,303		1,652,303
Unconsolidated indebtedness at JBG SMITH Share		322,692
Total Consolidated and Unconsolidated Indebtedness at JBG SMITH Share		$1,974,995	1.97
____________________

(1)	September 30, 2019 one-month LIBOR of 2.02% applied to loans which are denoted as floating (no swap) or floating with a cap, except as otherwise noted.

(2)	Represents the maturity date based on execution of all extension options. Many of these extensions are subject to lender covenant tests.

(3)	The notional amount of the Central Place Tower interest rate swap as of September 30, 2019 was $220.0 million.

(4)	As of September 30, 2019, the notional amount of the Tranche A-2 Term Loan interest rate swap was $137.6 million.

(5)	As of September 30, 2019, net deferred financing costs related to our revolving credit facility totaling $3.4 million were included in "Other assets, net" in our condensed consolidated balance sheet.

(6)	The base rate for this loan is three-month LIBOR, which was 2.09% as of September 30, 2019.

(7)	Refinanced in October 2019 with a $73.0 million three-year term loan that reduced the stated interest rate to L + 1.30%.

CONSOLIDATED REAL ESTATE VENTURES	SEPTEMBER 30, 2019 (Unaudited)

	Asset Type	City	Submarket	% Ownership	Total Square Feet
MRP Realty
965 Florida Avenue (1)	Multifamily	Washington, DC	U Street/Shaw	96.1%	336,092

Total Consolidated Real Estate Ventures					336,092

____________________

Note: Total square feet at 100% share.

(1)
Ownership percentage reflects expected dilution of JBG SMITH's real estate venture partner as contributions are funded during the construction of the asset. As of September 30, 2019, JBG SMITH's ownership interest was 94.2%.

UNCONSOLIDATED REAL ESTATE VENTURES	SEPTEMBER 30, 2019 (Unaudited)

	Asset Type	City	Submarket	% Ownership	Total Square Feet
Landmark
L'Enfant Plaza Office - East	Commercial	Washington, DC	Southwest	49.0%	397,296
L'Enfant Plaza Office - North	Commercial	Washington, DC	Southwest	49.0%	298,445
500 L'Enfant Plaza	Commercial	Washington, DC	Southwest	49.0%	215,194
L'Enfant Plaza Retail	Commercial	Washington, DC	Southwest	49.0%	119,361
Rosslyn Gateway - North	Commercial	Arlington, VA	Rosslyn	18.0%	144,157
Rosslyn Gateway - South	Commercial	Arlington, VA	Rosslyn	18.0%	102,131
11333 Woodglen Drive	Commercial	Rockville, MD	Rockville Pike Corridor	18.0%	62,650
Galvan	Multifamily	Rockville, MD	Rockville Pike Corridor	1.8%	390,641
The Alaire	Multifamily	Rockville, MD	Rockville Pike Corridor	18.0%	266,673
The Terano	Multifamily	Rockville, MD	Rockville Pike Corridor	1.8%	195,864
NoBe II Land	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	589,000
Rosslyn Gateway - South Land	Future Development	Arlington, VA	Rosslyn	18.0%	498,500
Rosslyn Gateway - North Land	Future Development	Arlington, VA	Rosslyn	18.0%	311,000
L'Enfant Plaza Office - Center	Future Development	Washington, DC	Southwest	49.0%	350,000
Courthouse Metro Land	Future Development	Arlington, VA	Clarendon/Courthouse	18.0%	286,500
Courthouse Metro Land - Option	Future Development	Arlington, VA	Clarendon/Courthouse	18.0%	62,500
5615 Fishers Drive	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	106,500
12511 Parklawn Drive	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	6,500
Woodglen	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	—
					4,402,912

CBREI Venture
Stonebridge at Potomac Town Center	Commercial	Woodbridge, VA	Prince William County	10.0%	503,613
Pickett Industrial Park	Commercial	Alexandria, VA	Eisenhower Avenue	10.0%	246,145
The Foundry	Commercial	Washington, DC	Georgetown	9.9%	223,952
The Gale Eckington	Multifamily	Washington, DC	H Street/NoMa	5.0%	466,716
Fairway Apartments	Multifamily	Reston, VA	Reston	10.0%	370,850
Atlantic Plumbing	Multifamily	Washington, DC	U Street/Shaw	64.0%	245,527
Fairway Land	Future Development	Reston, VA	Reston	10.0%	526,200
Stonebridge at Potomac Town Center - Land	Future Development	Woodbridge, VA	Prince William County	10.0%	22,900
					2,605,903

UNCONSOLIDATED REAL ESTATE VENTURES	SEPTEMBER 30, 2019 (Unaudited)

	Asset Type	City	Submarket	% Ownership	Total Square Feet
Canadian Pension Plan Investment Board
1900 N Street	Commercial	Washington, DC	CBD	55.0%	271,433
1101 17th Street	Commercial	Washington, DC	CBD	55.0%	211,230
					482,663

Forest City
Waterfront Station	Future Development	Washington, DC	Southwest	2.5%	662,600

Brandywine
1250 1st Street	Future Development	Washington, DC	NoMa	30.0%	265,800
51 N Street	Future Development	Washington, DC	NoMa	30.0%	177,500
50 Patterson Street	Future Development	Washington, DC	NoMa	30.0%	142,200
					585,500

Berkshire Group
7900 Wisconsin Avenue	Multifamily	Bethesda, MD	Bethesda CBD	50.0%	359,025

CIM Group / Pacific Life Insurance Company
Wardman Park	Future Development	Washington, DC	Woodley Park	16.7%	—

Total Unconsolidated Real Estate Ventures					9,098,603

____________________

Note: Total square feet at 100% share.

DEFINITIONS	SEPTEMBER 30, 2019

Annualized Rent
“Annualized rent” is defined as (i) for commercial assets, or the retail component of a mixed-use asset, the in-place monthly base rent before free rent, plus tenant reimbursements as of September 30, 2019, multiplied by 12, with triple net leases converted to a gross basis by adding estimated tenant reimbursements to monthly base rent, and (ii) for multifamily assets, or the multifamily component of a mixed-use asset, the in-place monthly base rent before free rent as of September 30, 2019, multiplied by 12. Annualized rent excludes rent from signed but not yet commenced leases.
Annualized Rent Per Square Foot
“Annualized rent per square foot” is defined as (i) for commercial assets, annualized office rent divided by occupied office square feet and annualized retail rent divided by occupied retail square feet; and (ii) for multifamily assets, monthly multifamily rent divided by occupied multifamily square feet; annualized retail rent and retail square feet are excluded from this metric. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced.
Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and Adjusted EBITDA
Management uses EBITDA and EBITDAre, non-GAAP financial measures, as supplemental operating performance measures and believes they help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). EBITDAre is computed in accordance with the definition established by NAREIT. NAREIT defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, gains on sales of real estate and impairment losses of real estate, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.
“Adjusted EBITDA,” a non-GAAP financial measure, represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as transaction and other costs, gain (loss) on the extinguishment of debt, distributions in excess of our investment in unconsolidated real estate ventures, gain on the bargain purchase of a business, lease liability adjustments and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.
Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results. A reconciliation of net income (loss) to EBITDA, EBITDAre and Adjusted EBITDA is presented on page 15.
Estimated Potential Development Density
‘‘Estimated potential development density’’ reflects management’s estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of September 30, 2019. Our current business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans, and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other factors, we make no assurance that estimated potential development density amounts will become actual density to the extent we complete development of assets for which we have made such estimates.
Free Rent
‘‘Free rent’’ means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s).
Funds from Operations ("FFO"), Core FFO and Funds Available for Distribution ("FAD")
FFO is a non-GAAP financial measure computed in accordance with the definition established by NAREIT in the NAREIT FFO White Paper - 2018 Restatement issued in 2018. NAREIT defines FFO as “net income (computed in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity."
"Core FFO" represents FFO adjusted to exclude items (net of tax) which we believe are not representative of ongoing operating results, such as transaction and other costs, gains (or losses) on extinguishment of debt, gain on the bargain purchase of a business, distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, amortization of the management contracts intangible and the mark-to-market of derivative instruments.
"FAD" is a non-GAAP financial measure and represents FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption payments, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.
We believe FFO, Core FFO and FAD are meaningful non‑GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non‑GAAP measures exclude real estate depreciation and amortization expense and other non-comparable income and expenses, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions. FFO, Core FFO and FAD do not represent cash generated from operating activities and

DEFINITIONS	SEPTEMBER 30, 2019

are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies. A reconciliation of net income to FFO, Core FFO and FAD is presented on pages 16-17.
Future Development
“Future development” refers to assets that are development opportunities on which we do not intend to commence construction within 18 months of September 30, 2019 where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into a leasehold interest with respect to land.
Historical Cost, Estimated Incremental Investment, Estimated Total Investment and Estimated Total Project Cost
“Historical cost” is a non-GAAP measure which includes the total historical cost incurred by JBG SMITH with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements (excluding free rent converted to tenant improvement allowances), leasing costs and other similar costs, but excluding any financing costs, ground rent expenses and capitalized payroll costs incurred as of September 30, 2019.
“Estimated incremental investment” means management’s estimate of the remaining cost to be incurred in connection with the development of an asset as of September 30, 2019, including all remaining acquisition costs, hard costs, soft costs, tenant improvements (excluding free rent converted to tenant improvement allowances), leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs, ground rent expenses and capitalized payroll costs.
“Estimated total investment” means, with respect to the development of an asset, the sum of the historical cost in such asset and the estimated incremental investment for such asset.
"Estimated total project cost" is estimated total investment excluding purchase price allocation adjustments recognized as a result of the Formation Transaction.
Actual incremental investment, actual total investment and actual total project cost may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.
In Service
‘‘In service’’ refers to commercial or multifamily assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of September 30, 2019.
Metro-Served
“Metro-served” means locations, submarkets or assets that are generally nearby and within walking distance of a Metro station, defined as being within 0.5 miles of an existing or planned Metro station.
Monthly Rent Per Unit
For multifamily assets, represents multifamily rent for the month ended September 30, 2019 divided by occupied units; retail rent is excluded from this metric.
Near-Term Development
‘‘Near-term development’’ refers to assets that have substantially completed the entitlement process and on which we intend to commence construction within 18 months following September 30, 2019, subject to market conditions.
Net Operating Income ("NOI"), Adjusted Annualized NOI, Estimated Stabilized NOI and Projected NOI Yield
“NOI” is a non-GAAP financial measure management uses to measure the operating performance of our assets and consists of property-related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of free rent and payments associated with assumed lease liabilities) less operating expenses and ground rent, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and amortization of acquired above-market leases and below-market ground lease intangibles. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended September 30, 2019 multiplied by four. Due to seasonality in the hospitality business, annualized NOI for Crystal City Marriott represents the trailing 12-month NOI as of September 30, 2019. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this Investor Package. There can be no assurance that the annualized NOI shown will reflect our actual results of operations over any 12-month period. We also report adjusted annualized NOI which includes signed but not yet commenced leases and incremental revenue from recently delivered assets assuming stabilization. While we believe adjusted annualized NOI provides useful information regarding potential future NOI from our assets, it does not account for any decrease in NOI for lease terminations, defaults or other negative events that could affect NOI and therefore, should not be relied upon as indicative of future NOI.
This Investor Package also contains management’s estimate of stabilized NOI and projections of NOI yield for under construction and near-term development assets, which are based on management’s estimates of property-related revenue and operating expenses for each asset. These estimates are inherently uncertain and represent management’s plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The property-related revenues and operating expenses for our assets may differ materially from the estimates included in this Investor Package.

DEFINITIONS	SEPTEMBER 30, 2019

Management’s projections of NOI yield are not projections of our overall financial performance or cash flow, and there can be no assurance that the projected NOI yield set forth in this Investor Package will be achieved.
“Projected NOI yield” means our estimated stabilized NOI reported as a percentage of (i) estimated total project costs, (ii) estimated total investment and (iii) estimated incremental investment. Actual initial full year stabilized NOI yield may vary from the projected NOI yield based on the actual incremental investment to complete the asset and its actual initial full year stabilized NOI, and there can be no assurance that we will achieve the projected NOI yields described in this Investor Package.

The Company does not provide reconciliations for non-GAAP estimates on a future basis, including adjusted annualized NOI and estimated stabilized NOI because it is unable to provide a meaningful or accurate calculation or estimate of reconciling items and the information is not available without unreasonable effort. This inability is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income. Additionally, no reconciliation of projected NOI yield to the most directly comparable GAAP measure is included in this Investor Package because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts because such data is not currently available or cannot be currently estimated with confidence. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Management uses each of these measures as supplemental performance measures for its assets and believes they provide useful information to investors because they reflect only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets.

However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. Moreover, our method of calculating NOI may differ from other real estate companies and, accordingly, may not be comparable. NOI should be considered only as a supplement to net operating income (loss) (computed in accordance with GAAP) as a measure of the operating performance of our assets.
Percent Leased
‘‘Percent leased’’ is based on leases signed as of September 30, 2019, and is calculated as total rentable square feet less rentable square feet available for lease divided by total rentable square feet expressed as a percentage. Out-of-service square feet are excluded from this calculation.
Percent Pre-Leased
‘‘Percent pre-leased’’ is based on leases signed as of September 30, 2019, and is calculated as the estimated rentable square feet leased divided by estimated total rentable square feet expressed as a percentage.
Percent Occupied
‘‘Percent occupied’’ is based on occupied rentable square feet/units as of September 30, 2019, and is calculated as (i) for office and retail space, total rentable square feet less unoccupied square feet divided by total rentable square feet, (ii) for multifamily space, total units less unoccupied units divided by total units, expressed as a percentage. Out-of-service square feet are excluded from this calculation.
Pro Rata Adjusted General and Administrative (“G&A”) Expenses
"Pro Rata Adjusted G&A expenses", a non-GAAP financial measure, represents G&A expenses adjusted for share-based compensation expense related to the Formation Transaction and special equity awards and the G&A expenses of our third-party asset management and real estate services business that are directly reimbursed. We believe that adjusting such items not considered part of our comparable operations provides a meaningful measure to assess our G&A expenses as compared to similar real estate companies and in general.
Recently Delivered
“Recently delivered” refers to commercial and multifamily assets that are below 90% leased and have been delivered within the 12 months ended September 30, 2019.
Same Store and Non-Same Store
“Same store” refers to the pool of assets that were in service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

“Non-same store” refers to all operating assets excluded from the same store pool.
Second Generation Lease
“Second generation lease” is a lease on space that had been vacant for less than nine months.

DEFINITIONS	SEPTEMBER 30, 2019

Signed But Not Yet Commenced Leases
“Signed but not yet commenced leases” means leases for assets in JBG SMITH’s portfolio that, as of September 30, 2019, have been executed but for which no rental payments had yet been charged to the tenant.
Square Feet
‘‘Square feet’’ or ‘‘SF’’ refers to the area that can be rented to tenants, defined as (i) for commercial assets, rentable square footage defined in the current lease and for vacant space the rentable square footage defined in the previous lease for that space, (ii) for multifamily assets, management’s estimate of approximate rentable square feet, (iii) for assets under construction and near-term development assets, management’s estimate of approximate rentable square feet based on current design plans as of September 30, 2019, or (iv) for future development assets, management’s estimate of developable gross square feet based on its current business plans with respect to real estate owned or controlled as of September 30, 2019.
Transaction and Other Costs
Transaction and other costs include amounts incurred for transition services provided by our former parent, integration costs, severance costs, costs incurred in connection with recapitalization transactions and disposition costs and costs related to other completed, potential and pursued transactions.
Under Construction
‘‘Under construction’’ refers to assets that were under construction during the three months ended September 30, 2019.

APPENDIX - EBITDA, EBITDAre AND ADJUSTED EBITDA (NON-GAAP)	SEPTEMBER 30, 2019 (Unaudited)

	Three Months Ended
dollars in thousands	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$10,532	$(3,328)	$28,248	$994	$26,382
Depreciation and amortization expense	46,862	45,995	48,719	67,556	46,603
Interest expense (1)	10,583	13,107	17,174	18,184	18,979
Income tax expense (benefit)	432	51	(1,172)	698	(841)
Unconsolidated real estate ventures allocated share of above adjustments	8,664	10,357	7,806	10,253	10,986
Allocated share of above adjustments to noncontrolling interests in consolidated real estate ventures	—	(4)	(1)	(182)	—
EBITDA (2)	$77,073	$66,178	$100,774	$97,503	$102,109
Gain on sale of real estate	(8,088)	—	(39,033)	(6,394)	(11,938)
Gain on sale of unconsolidated real estate ventures	—	(335)	—	(20,554)	(15,488)
EBITDAre (2)	$68,985	$65,843	$61,741	$70,555	$74,683
Transaction and other costs (3)	2,059	2,974	4,895	15,572	4,126
Loss on extinguishment of debt	—	1,889	—	617	79
Share-based compensation related to Formation Transaction and special equity awards	9,549	9,523	11,131	9,118	8,387
Losses and distributions in excess of our investment in unconsolidated real estate venture (4)	(165)	(232)	(6,441)	(7,374)	(890)
Unconsolidated real estate ventures allocated share of above adjustments	—	—	—	1,542	—
Lease liability adjustments	1,991	—	—	(7,422)	(2,543)
Adjusted EBITDA (2)	$82,419	$79,997	$71,326	$82,608	$83,842

Net Debt to Annualized Adjusted EBITDA (5)	5.3x	5.2x	7.1x	6.5x	6.7x

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Net Debt (at JBG SMITH Share)
Consolidated indebtedness (6)	$1,652,303	$1,653,538	$2,128,803	$2,130,704	$2,103,589
Unconsolidated indebtedness (6)	322,692	312,686	303,397	298,588	442,669
Total consolidated and unconsolidated indebtedness	1,974,995	1,966,224	2,432,200	2,429,292	2,546,258
Less: cash and cash equivalents	237,288	289,554	405,646	273,611	284,012
Net Debt (at JBG SMITH Share)	$1,737,707	$1,676,670	$2,026,554	$2,155,681	$2,262,246
____________________
Note: All EBITDA measures as shown above are attributable to operating partnership common units.

(1)	Interest expense includes the amortization of deferred financing costs and the ineffective portion of any interest rate swaps or caps, net of capitalized interest.

(2)
Due to our adoption of the new accounting standard for leases, beginning in 2019, we no longer capitalize internal leasing costs and expense these costs as incurred (such costs were $2.2 million and $1.5 million for Q4 2018 and Q3 2018).

(3)
Includes fees and expenses incurred in connection with the Formation Transaction (including transition services provided by our former parent, integration costs and severance costs), costs related to the pursuit of Amazon's additional headquarters, demolition costs and costs related to other completed, potential and pursued transactions.

(4)
As of June 30, 2018, we suspended the equity method of accounting for our investment in the real estate venture that owns 1101 17th Street as our investment had been reduced to zero and we did not have an obligation to provide further financial support to the venture. All subsequent distributions from the venture have been recognized as income, which will continue until our share of unrecorded earnings and contributions exceed the cumulative excess distributions previously recognized.

(5)	In Q2 2019, we closed an underwritten public offering of 11.5 million common shares that generated net proceeds of $472.8 million.

(6)	Net of premium/discount and deferred financing costs.

APPENDIX - FFO, CORE FFO AND FAD (NON-GAAP)	SEPTEMBER 30, 2019 (Unaudited)

	Three Months Ended
in thousands, except per share data	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018

FFO and Core FFO
Net income (loss) attributable to common shareholders	$9,360	$(3,040)	$24,861	$710	$22,830
Net income (loss) attributable to redeemable noncontrolling interests	1,172	(288)	3,387	178	3,552
Net loss attributable to noncontrolling interests	—	—	—	106	—
Net income (loss)	10,532	(3,328)	28,248	994	26,382
Gain on sale of real estate	(8,088)	—	(39,033)	(6,394)	(11,938)
Gain on sale of unconsolidated real estate ventures	—	(335)	—	(20,554)	(15,488)
Real estate depreciation and amortization	44,164	43,308	46,035	64,891	43,945
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	4,713	4,804	4,653	6,079	6,345
Net income attributable to noncontrolling interests in consolidated real estate ventures	—	(4)	(1)	(182)	—
FFO Attributable to Operating Partnership Common Units (1)	$51,321	$44,445	$39,902	$44,834	$49,246
FFO attributable to redeemable noncontrolling interests	(5,705)	(5,014)	(4,783)	(5,741)	(6,631)
FFO attributable to common shareholders (1)	$45,616	$39,431	$35,119	$39,093	$42,615

FFO attributable to the operating partnership common units	$51,321	$44,445	$39,902	$44,834	$49,246
Transaction and other costs, net of tax (2)	1,941	2,847	4,626	14,509	3,586
(Gain) loss from mark-to-market on derivative instruments	2	524	(476)	(542)	152
Share of (gain) loss from mark-to-market on derivative instruments held by unconsolidated real estate ventures	127	1,153	227	379	(49)
Loss on extinguishment of debt, net of noncontrolling interests	—	1,889	—	2,159	79
Losses and distributions in excess of our investment in unconsolidated real estate venture (3)	(165)	(232)	(6,441)	(7,374)	(890)
Share-based compensation related to Formation Transaction and special equity awards	9,549	9,523	11,131	9,118	8,387
Lease liability adjustments	1,991	—	—	(7,422)	(2,543)
Amortization of management contracts intangible, net of tax	1,287	1,288	1,287	1,287	1,288
Core FFO Attributable to Operating Partnership Common Units (1)	$66,053	$61,437	$50,256	$56,948	$59,256
Core FFO attributable to redeemable noncontrolling interests	(7,342)	(6,931)	(6,024)	(7,292)	(7,978)
Core FFO attributable to common shareholders (1)	$58,711	$54,506	$44,232	$49,656	$51,278
FFO per diluted common share	$0.34	$0.30	$0.28	$0.32	$0.36
Core FFO per diluted common share	$0.44	$0.41	$0.36	$0.41	$0.43
Weighted average diluted shares	134,127	131,754	123,423	120,917	119,835

See footnotes on page 56.

APPENDIX - FFO, CORE FFO AND FAD (NON-GAAP)	SEPTEMBER 30, 2019 (Unaudited)

	Three Months Ended
in thousands, except per share data	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018

FAD
Core FFO attributable to the operating partnership common units	$66,053	$61,437	$50,256	$56,948	$59,256
Recurring capital expenditures and second generation tenant improvements and leasing commissions	(14,872)	(20,076)	(22,297)	(35,836)	(19,123)
Straight-line and other rent adjustments (4)	(10,348)	(8,739)	(6,808)	(6,692)	(1,368)
Share of straight-line rent from unconsolidated real estate ventures	(1,023)	(1,473)	(135)	680	180
Third-party lease liability assumption payments	(1,413)	(1,183)	(1,136)	(1,130)	(912)
Share-based compensation expense	6,129	5,694	5,330	4,666	4,879
Amortization of debt issuance costs	701	875	970	1,140	1,155
Share of amortization of debt issuance costs from unconsolidated real estate ventures	80	69	48	67	66
Non-real estate depreciation and amortization	925	916	912	893	886
FAD available to the Operating Partnership Common Units (A) (1) (5)	$46,232	$37,520	$27,140	$20,736	$45,019
Distributions to common shareholders and unitholders (6) (B)	$34,006	$34,006	$31,284	$31,284	$31,196
FAD Payout Ratio (B÷A)	73.6%	90.6%	115.3%	150.9%	69.3%

Capital Expenditures
Maintenance and recurring capital expenditures	$7,000	$7,252	$5,495	$14,445	$7,113
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	439	252	88	978	444
Second generation tenant improvements and leasing commissions	6,713	12,357	16,155	19,211	10,603
Share of second generation tenant improvements and leasing commissions from unconsolidated real estate ventures	720	215	559	1,202	963
Recurring capital expenditures and second generation tenant improvements and leasing commissions	14,872	20,076	22,297	35,836	19,123
First generation tenant improvements and leasing commissions	6,501	18,996	6,197	8,215	4,443
Share of first generation tenant improvements and leasing commissions from unconsolidated real estate ventures	507	419	233	17	169
Non-recurring capital expenditures	8,365	5,470	6,722	15,375	2,895
Share of non-recurring capital expenditures from unconsolidated joint ventures	84	30	—	112	300
Non-recurring capital expenditures	15,457	24,915	13,152	23,719	7,807
Total JBG SMITH Share of Capital Expenditures	$30,329	$44,991	$35,449	$59,555	$26,930
_______________

(1)
Due to our adoption of the new accounting standard for leases, beginning in 2019, we no longer capitalize internal leasing costs and expense these costs as incurred (such costs were $2.2 million and $1.5 million for Q4 2018 and Q3 2018).

(2)
Includes fees and expenses incurred in connection with the Formation Transaction (including transition services provided by our former parent, integration costs, and severance costs), costs related to the pursuit of Amazon's additional headquarters, demolition costs and costs related to other completed, potential and pursued transactions.

(3)
As of June 30, 2018, we suspended the equity method of accounting for our investment in the real estate venture that owns 1101 17th Street as our investment had been reduced to zero and we did not have an obligation to provide further financial support to the venture. All subsequent distributions from the venture have been recognized as income, which will continue until our share of unrecorded earnings and contributions exceed the cumulative excess distributions previously recognized.

(4)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.

(5)
In Q2 2019, Q1 2019 and Q4 2018, FAD available to the Operating Partnership Common Units was adversely impacted by increases in second generation tenant improvements and leasing commissions from the early renewal of several leases. Additionally, Q4 2018 was further impacted by increases in recurring capital expenditures, which is consistent with historical seasonality trends.

(6)	The distribution for Q1 2019 excludes a special dividend of $0.10 per common share that was paid in January 2019.

APPENDIX - NOI RECONCILIATIONS (NON-GAAP)	SEPTEMBER 30, 2019 (Unaudited)

dollars in thousands	Three Months Ended
	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Net income (loss) attributable to common shareholders	$9,360	$(3,040)	$24,861	$710	$22,830
Add:
Depreciation and amortization expense	46,862	45,995	48,719	67,556	46,603
General and administrative expense:
Corporate and other (1)	11,015	11,559	12,314	8,512	8,219
Third-party real estate services	29,809	28,710	28,066	25,274	20,754
Share-based compensation related to Formation Transaction and special equity awards	9,549	9,523	11,131	9,118	8,387
Transaction and other costs	2,059	2,974	4,895	15,572	4,126
Interest expense	10,583	13,107	17,174	18,184	18,979
Loss on extinguishment of debt	—	1,889	—	617	79
Income tax expense (benefit)	432	51	(1,172)	698	(841)
Net income (loss) attributable to redeemable noncontrolling interests	1,172	(288)	3,387	178	3,552
Less:
Third-party real estate services, including reimbursements	34,587	29,487	27,691	26,421	23,788
Other income (2)	2,196	2,114	1,640	1,454	1,708
Income (loss) from unconsolidated real estate ventures, net	(1,144)	(1,810)	3,601	23,991	13,484
Interest and other income (loss), net	(640)	2,052	951	9,991	4,091
Gain on sale of real estate	8,088	—	39,033	6,394	11,938
Net income attributable to noncontrolling interests	—	—	—	(106)	—
Consolidated NOI (3)	77,754	78,637	76,459	78,274	77,679
NOI attributable to unconsolidated real estate ventures at our share	5,500	5,091	5,386	8,847	9,722
Non-cash rent adjustments (4)	(10,348)	(8,738)	(6,808)	(6,691)	(1,369)
Other adjustments (1) (5)	3,181	3,758	3,353	3,915	3,205
Total adjustments	(1,667)	111	1,931	6,071	11,558
NOI (3)	$76,087	$78,748	$78,390	$84,345	$89,237
Less: out-of-service NOI loss (6)	(2,189)	(1,556)	$(1,271)	$(1,195)	$(1,692)
Operating portfolio NOI (3)	$78,276	$80,304	$79,661	$85,540	$90,929
Non-same store NOI (7)	6,286	6,311	6,088	8,742	20,910
Same store NOI (8)	$71,990	$73,993	$73,573	$76,798	$70,019
___________________
Note: NOI, non-same store NOI and same store NOI are presented as originally reported in the respective quarter.

(1)	Adjusted for property management fees of $4.2 million for Q3 2018.

(2)	Excludes operating parking income of $6.3 million, $6.7 million and $6.5 million in Q3 2019, Q2 2019 and Q1 2019.

(3)
Due to our adoption of the new accounting standard for leases, beginning in 2019, we no longer capitalize internal leasing costs and expense these costs as incurred (such costs were $2.2 million and $1.5 million for Q4 2018 and Q3 2018).

(4)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.

(5)	Adjustment to include other income and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue.

(6)	Includes the results for our Under Construction assets and Future Development Pipeline.

(7)
Includes the results for properties that were not owned, operated and in service for the entirety of both periods being compared and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.

(8)
Includes the results of the properties that are owned, operated and in service for the entirety of both periods being compared except for properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.

APPENDIX - NOI RECONCILIATIONS (NON-GAAP)	SEPTEMBER 30, 2019 (Unaudited)